Filed Pursuant to Rule 424(b)(5)

Registration No. 333-276298

Prospectus Supplement

(To Prospectus dated December 17, 2024)

Streamex Corp.

11,666,667 Shares of Common Stock

We are offering 11,666,667 shares of our common stock, par value $0.001 per share.

Our common stock is traded on the Nasdaq Capital Market under the symbol “STEX.” On January 21, 2026, the last reported sale price of our common stock on the Nasdaq Capital Market was $3.08 per share.

Investing in our securities involves a high degree of risk. Before buying any securities, you should review carefully the risks and uncertainties described under the heading “Risk Factors” beginning on page S-12 of this prospectus supplement, on page 5 of the accompanying prospectus and in the documents incorporated by reference into this prospectus supplement and the accompanying prospectus.

	No Exercise of Over-Allotment		Full Exercise of Over-Allotment
	Per Share	Total	Per Share	Total
Public offering price	$3.00	$35,000,001.00	$3.00	$40,250,001.00
Underwriting discounts and commissions(1)	$0.195	$2,275,000.06	$0.195	$2,616,250.06
Proceeds to us, before expenses	$2.805	$32,725,000.94	$2.805	$37,633,750.94

(1) We have agreed to reimburse the underwriters for certain offering-related expenses. See “Underwriting” beginning on page S-20 of this prospectus supplement for additional information regarding underwriting discounts, commissions and estimated expenses.

We have granted the underwriters an option to purchase up to an additional 1,750,000 shares of our common stock at the public offering price, less the underwriting discount, for 30 days after the date of this prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The underwriters expect to deliver the shares on or about January 26, 2026.

Joint Book-Running Managers

Needham & Company	Siebert

The date of this prospectus supplement is January 22, 2026.

i

ABOUT THIS PROSPECTUS SUPPLEMENT

This document is in two parts. The first part is this prospectus supplement, which describes the terms of the offering and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference into this prospectus supplement and the accompanying prospectus. The second part consists of a prospectus dated December 17, 2024, included in the registration statement on Form S-3 (File No. 333-276298) that we filed with the U.S. Securities and Exchange Commission (the “SEC”) under the Securities Act, utilizing a “shelf” registration process. This prospectus supplement and the accompanying prospectus relate to the offer by us of shares of our common stock to certain investors.

Generally, when we refer to this “prospectus,” we are referring to both documents combined. If information in this prospectus supplement is inconsistent with the accompanying prospectus, you should rely on this prospectus supplement. In addition, to the extent there is a conflict between the information contained in this prospectus supplement, on the one hand, and the information contained in any document incorporated by reference that was filed with the SEC before the date of this prospectus supplement, on the other hand, you should rely on the information in this prospectus supplement. If any statement in one of these documents is inconsistent with a statement in another document having a later date - for example, a document incorporated by reference in this prospectus supplement - the statement in the document having the later date modifies or supersedes the earlier statement.

This prospectus supplement and the accompanying prospectus, including the documents incorporated by reference herein and therein, describe the specific terms of this offering. We urge you to carefully read this prospectus supplement and the accompanying prospectus, and the documents incorporated by reference herein and therein, before buying any of the securities being offered under this prospectus supplement. This prospectus supplement may add to or update information contained in the accompanying prospectus and the documents incorporated by reference therein. To the extent that any statement we make in this prospectus supplement is inconsistent with statements made in the accompanying prospectus or any documents incorporated by reference therein that were filed before the date of this prospectus supplement, the statements made in this prospectus supplement will be deemed to modify or supersede those made in the accompanying prospectus and such documents incorporated by reference therein.

You should rely only on the information contained in this prospectus supplement and the accompanying prospectus or incorporated by reference herein or therein or in any free writing prospectuses prepared by or on behalf of us or to which we have referred you.

We have not, and the underwriters have not, authorized anyone to provide any information or to make any representations other than those contained in this prospectus supplement, the accompanying prospectus or in any free writing prospectuses prepared by or on behalf of us or to which we have referred you. We and the underwriters take no responsibility for and can provide no assurance as to the reliability of, any other information that others may give you. This prospectus supplement is an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein or in any applicable free writing prospectus is current only as of its date, regardless of its time of delivery or any sale of our securities. Our business, financial condition, results of operations and prospects may have changed since that date. You should read this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein in their entirety before making an investment decision. You should also read and consider the information in the documents to which we have referred you in the sections of this prospectus supplement entitled “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference.” These documents contain important information that you should consider when making your investment decision.

For investors outside of the United States: we have not, and the underwriters have not, done anything that would permit this offering or possession or distribution of this prospectus supplement, the accompanying prospectus or any free writing prospectuses in any jurisdiction where action for that purpose is required, other than in the United States. Persons outside of the United States who come into possession of this prospectus supplement, the accompanying prospectus or any free writing prospectuses must inform themselves about, and observe any restrictions relating to, the offering of our securities and the distribution of this prospectus supplement, the accompanying prospectus or any free writing prospectuses outside of the United States.

We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference in this prospectus supplement and the accompanying prospectus were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

In addition, this prospectus supplement and the accompanying prospectus contain summaries of certain provisions contained in some of the documents described herein or therein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein and therein have been filed or incorporated by reference as exhibits to the registration statement of which this prospectus supplement and accompanying prospectus is a part, and you may obtain copies of those documents as described below under the heading “Where You Can Find More Information.”

You should assume that the information in this prospectus supplement and the accompanying prospectus is accurate only as of the date on the front of the applicable document and that any information we have incorporated by reference is accurate only as of the date of the document incorporated by reference, regardless of the date of delivery of this prospectus supplement or the accompanying prospectus, or the date of any sale of a security.

Unless otherwise mentioned or unless the context requires otherwise, all references in this prospectus supplement to “Streamex,” the “Company,” “we,” “us,” “our,” or similar terms refer to Streamex Corp. and its subsidiaries taken as a whole, except where the context otherwise requires or as otherwise indicated.

S-1

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement and the accompanying prospectus and the information incorporated by reference in this prospectus supplement and the accompanying prospectus contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Any statements about our expectations, beliefs, plans, objectives, assumptions or future events or performance are not historical facts and may be forward-looking. These statements are often, but are not always, made through the use of words or phrases such as “anticipate,” “believe,” “contemplate,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “seek,” “should,” “target,” “will,” and “would,” or the negative of these terms, or similar expressions. These forward-looking statements are based on management’s current expectations, assumptions, hopes, beliefs, intentions and strategies regarding future events and are based on currently available information as to the outcome and timing of future events. We caution you that these forward-looking statements are subject to all of the risks and uncertainties, most of which are difficult to predict and many of which are beyond our control, incident to our business. Forward-looking statements included or incorporated by reference into this prospectus supplement and the accompanying prospectus may include, for example, statements about:

●	the offering;
●	our future financial performance;
●	changes in the market for our products and services;
●	anticipated timing of our needs for capital or expected incurrence of future costs;
●	ability to complete strategic acquisitions; and
●	expectations regarding industry trends and the size and growth rates of addressable markets.

You should not place undue reliance on these forward-looking statements. Such forward-looking statements are subject to certain risks, uncertainties and assumptions relating to factors that could cause actual results to differ materially from those anticipated in such statements, including, without limitation, the following:

●	We have a history of recurring losses and negative cash flows from operating activities, and there is uncertainty regarding the adequacy of our liquidity to pursue or complete our business objectives, and substantial doubt regarding our ability to continue as a going concern;
●	We may be unable to maintain the listing of our Common Stock on The Nasdaq Capital Market;
●	We will need to raise additional capital to meet our business requirements in the future and the difficulties in obtaining financing on commercially reasonable terms, or at all;
●	Our financial results and the market price of our common stock may be adversely affected by fluctuations in the price of gold and the volatility inherent in digital asset markets;
●	Our gold-linked tokenization and treasury strategy may expose us to complex liquidity risks across both traditional and digital asset markets, which could adversely affect our financial results;
●	We operate in the highly competitive gold market, and established market participants with greater resources, regulatory positioning, or brand recognition may outperform us;
●	Evolving regulatory requirements for gold trading and cross-border transactions may increase our compliance costs and could restrict or delay our operations;
●	Our ability to execute our business plan depends on the successful development, deployment, and commercialization of blockchain-based enterprise solutions for tokenized commodities, on-chain commodity markets, and treasury management, which may not materialize as expected;
●	Changes in laws and regulations, including increased regulation of blockchain technologies and digital assets, may adversely affect our business, product development, and compliance obligations;
●	Our platform may fail to achieve market adoption or effectively address key inefficiencies in the traditional gold and commodities markets;
●	Our gold-focused tokenization strategy will subject us to enhanced regulatory oversight across securities, commodities, and precious metals regimes, which may increase our compliance burdens and limit operational flexibility;
●	Discrepancies between token volume entitlements and actual gold delivery may lead to valuation uncertainty, settlement delays, and reputational harm;
●	The concentration of our holdings and strategy in gold may amplify the risks inherent in our business model and expose us to adverse market and operational developments;
●	Our gold holdings will be significantly less liquid than cash and cash equivalents and may not serve as a reliable source of liquidity in times of need;

S-2

●	The transferable nature of our gold-backed tokens may increase market volatility and limit recourse for token holders in the event of disputes or enforcement actions;
●	Token holders bear the full economic risk of gold price fluctuations;
●	Our ability to build and scale a community of clients and investor end-users for blockchain-enabled financial services and products is uncertain and depends on successful market adoption, product development, and execution of our business strategy;
●	We do not currently offer physical redemption for gold for all products and may never provide such functionality, limiting utility and investor recourse;
●	We have not yet implemented an independent audit process for bullion holdings, and timing for audit implementation remains uncertain;
●	Token holders may rank as unsecured creditors in an insolvency and may be subject to delays or losses in any distribution process;
●	We retain centralized control over the token smart contracts, including upgrade authority, which may result in operational or governance risks;
●	There is no live proof-of-reserves dashboard or public confirmation of 1:1 gold backing for tokens at this time;
●	We may not prevent issuance of tokens in excess of gold held if smart contract or operational safeguards fail;
●	Certain of our tokenized gold products are expected to be classified as securities, exposing the Company to comprehensive and evolving regulatory obligations across multiple jurisdictions;
●	We have not received any no-action relief or regulatory approvals in the United States or other jurisdictions outside Canada, which may subject it to enforcement risk and limit its ability to operate;
●	Onboarding is subject to AML/KYC procedures, but compliance infrastructure and enforcement mechanisms may be evolving or incomplete;
●	As of the date of this prospectus supplement, our tokenized products, including gold-backed tokens, are not listed on any centralized or decentralized exchange (CEX or DEX), nor have we engaged any market makers to support liquidity or maintain price stability in secondary markets.
●	In the event the bullion custodian or the Company ceases operations, token holders may suffer losses and may not recover their full holdings;
●	If we were deemed to be an investment company under the Investment Company Act of 1940, applicable restrictions could significantly limit our business operations and adversely affect our ability to execute our strategy;
●	The Exchangeable Share structure introduces complexity and may create conflicts between Exchangeable Shareholders and our common stockholders;
●	The Share Exchange transaction is complex and entails risks related to shareholder approvals, Nasdaq listing, dilution, and market acceptance;
●	The classification of the Exchangeable Shares as derivative liabilities will result in earnings volatility and may adversely impact our reported financial results;
●	Integration of Streamex’s operations into the Company may disrupt ongoing operations and divert management attention;
●	Reliance on contingent Exchangeable Shares and related exchange rights could restrict liquidity and complicate capital structure management;
●	The success of the combined company depends in part on retaining key personnel of Streamex; and
●	Regulatory authorities may not agree with our conclusion that the Share Exchange should be accounted for as a business combination using the acquisition method with the Company as the accounting acquirer or with our assessment that the Company was not a “shell company” prior to the transaction, which could subject us to additional regulatory burdens, restatements, and limitations on future capital raising.

You should review carefully the section entitled “Risk Factors” beginning on page S-12 of this prospectus supplement, on page 5 of the accompanying prospectus and in the documents incorporated by reference into this prospectus supplement and the accompanying prospectus for a discussion of these and other risks that relate to our business and investing in our securities. The forward-looking statements contained or incorporated by reference in this prospectus supplement are expressly qualified in their entirety by this cautionary statement. These forward-looking statements are based on information available as of the date they were made and reflect management’s expectations, forecasts and assumptions as of such date, and involve a number of judgments, known and/or unknown risks and uncertainties. Accordingly, forward-looking statements should not be relied upon as representing our views as of any subsequent date. Except as required by applicable law, we do not undertake any obligation to publicly update any forward-looking statement contained in this prospectus supplement, the accompanying prospectus or the documents incorporated by reference herein or therein to reflect events or circumstances after the date on which any such statement is made or to reflect the occurrence of unanticipated events. For all forward-looking statements, we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.

S-3

PROSPECTUS SUPPLEMENT SUMMARY

The following summary highlights information contained elsewhere in this prospectus supplement and the accompanying prospectus and does not contain all of the information that you should consider in making your investment decision. Before investing in our securities, you should read this entire prospectus supplement and the accompanying prospectus carefully, including the documents incorporated by reference herein and therein, including the section entitled “Risk Factors” included elsewhere in this prospectus supplement and the accompanying prospectus, the sections entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our audited financial statements and the related notes thereto, each included in our Annual Report on Form 10-K for the year ended December 31, 2024, filed with the SEC on April 15, 2025, which is incorporated by reference herein, our most recent Quarterly Reports on Form 10-Q, and any subsequent Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q or Current Reports on Form 8-K we file after the date of this prospectus supplement which are incorporated by reference herein, as well as the audited financial statements of Streamex for the year ended December 31, 2024, the unaudited financial statements of Streamex for the quarter ended September 30, 2025, the unaudited financial statements presenting the pro forma effects of the Share Exchange, and the section entitled “Risk Factors Relating to Streamex and the Share Exchange”, each in included in our Current Report on Form 8-K/A filed with the SEC on July 21, 2025. Some of the statements in this prospectus supplement, the accompanying prospectus and in the documents incorporated by reference herein and therein, constitute forward-looking statements. See “Cautionary Note Regarding Forward-Looking Statements.”

Overview

We were formed as BioSig Technologies, Inc., a Nevada corporation, in February 2009, and in April 2011 we reincorporated in Delaware. Since formation BioSig has been principally devoted to improving the standard of care in electrophysiology, or EP, with our PURE EP™ System’s enhanced signal acquisition, digital signal processing, and analysis during catheter ablation of cardiac arrhythmias. The Company has generated minimal revenue to date and consequently its operations are subject to all risks inherent in business enterprise in early commercialization stage.

Streamex Exchange Corporation (“Streamex”) was incorporated on April 5, 2024, under the laws of British Columbia. We acquired Streamex on May 28, 2025, under a share purchase agreement (the “Share Exchange”), pursuant to which each shareholder of Streamex exchanged its shares of Streamex for exchangeable shares issued by our wholly-owned British Columbia unlimited liability company subsidiary, ExchangeCo, in its capital stock (the “Exchangeable Shares”), which are exchangeable on a one-for-one basis, subject to certain adjustments, for shares of the Company’s common stock, representing in the aggregate 75% of the shares of our common stock that would be outstanding upon exchange of all of the exchangeable shares. The exchangeable shares carry rights substantially equivalent to the Company’s common stock.

On September 10, 2025, we changed our name to Streamex Corp, and on September 12, 2025, our common stock, which is listed on The Nasdaq Capital Market, ceased trading under the ticker symbol “BSGM” and began trading under the ticker symbol “STEX.”

A complete description of the Share Exchange transaction (including amendments to the share purchase agreement) and related agreements is contained in our Current Reports on Form 8-K filed with the SEC on May 27, 2025, May 30, 2025, July 21, 2025 (which includes historical financial statements of Streamex and our unaudited pro forma combined financial information giving effect to the share purchase agreement as of and for the fiscal year ended December 31, 2024, and for the three months ended March 31, 2025), August 13, 2025, and November 4, 2025, and the documents filed therewith or incorporated therein by reference.

We now operate two principal businesses: (i) tokenized finance and real-world asset (“RWA”) digitization through Streamex and (ii) healthcare innovation through our PURE EP™ platform.

Streamex

Streamex is developing an institutional grade technology platform intended to support the tokenization of real-world assets, including gold, and other physical commodity asset interests. The Company aims to operate as an infrastructure provider, enabling the issuance, trading, and backend infrastructure for digital tokens backed by tangible commodities, beginning with gold.

S-4

Business Model

Nature of Operations

Streamex is a software development company focused on building fully compliant digital infrastructure for the tokenization of commodity-linked financial products. The Company combines proprietary intangible assets, a skilled workforce, and a structured operational framework created to produce outputs in the form of:

●	Tokenized Real-World Assets (RWAs).
●	Decentralized exchange infrastructure.
●	Private placement and capital markets access platforms.
●	Gold denominated structured products.

These outputs are expected to enable monetization through multiple fee-based and recurring revenue models across the commodity and digital asset lifecycle.

Streamex Potential Revenue Streams

Streamex’s revenue model consists of the following core business lines:

1.	Tokenization of Real-World Assets (RWAs): Streamex seeks to enable the digital transformation of tangible and intangible assets—such as gold and other commodities—into blockchain-based tokens. Revenue is generated through:

●	Issuance fees on new token creation;
●	Secondary trading and exchange-related transaction fees; and
●	Spread from yield

2.	Issuance Infrastructure: Streamex will operate a compliant digital issuance platform for tokenized assets. The platform supports listing, custody, and liquidity mechanisms for RWAs. Revenue streams include:

●	Transaction and trading fees;
●	Listing fees for new tokens; and
●	Liquidity provisioning incentives and spreads.

3.	Private Placement and Capital Markets Access: Streamex intends to offer access to tokenized instruments representing private placements and structured deals for institutional and qualified investors. Revenue sources include:

●	Underwriting and origination fees;
●	Placement agent fees; and
●	Subscription-based services and investor access products.

Streamex’s Strategy

Streamex’s initial product offering is intended to be a tokenized gold product called GLDY, a spot gold denominated fully compliant tokenized security asset that will provide investors with yield paid in additional gold bullion. This asset will:

●	Provide spot gold price exposure backed by physical gold bullion
●	Provide yield paid in additional oz’s of gold
●	Be open to accredited and qualified investors

Streamex expects to earn revenue through tokenization fees, trading fees, and yield spreads, while operating with minimal direct exposure to commodity price risk.

S-5

Growth Strategy

Streamex plans to scale its operations through:

●	Increasing the number and volume of GLDY issued.
●	Growing secondary marketplace token liquidity.
●	Expanding the platform to support additional asset classes such as industrial metals, energy royalties, and other RWAs.
●	Partnering with institutional market participants for underwriting, syndication, and capital markets integration.

The Company also intends to scale its internal treasury strategy, re-deploying capital across multiple token issuance cycles per year to increase gold-linked asset holdings and maximize capital efficiency.

Technology Platform

Streamex’s proprietary tokenization protocol supports:

●	Asset onboarding and digitization
●	Smart contract enforcement
●	Investor onboarding (with AML/KYC)
●	Settlement, and compliance workflows

The Company seeks to actively develop features such as real-time proof-of-reserves dashboards, physical redemption protocols, and third-party custodial integrations.

BioSig

Our medical device technology business focused on developing and commercializing advanced digital signal processing solutions for electrophysiology. The Company’s PURE EP™ Platform (“PURE EP™”), is designed to deliver real-time, high-fidelity cardiac signal data to electrophysiologists during ablation procedures for the treatment of cardiovascular arrhythmias.

The PURE EP™ Platform enables the acquisition of raw intracardiac signals with minimal noise and interference, supporting improved procedural outcomes and clinical decision-making. By preserving the integrity of complex cardiac signals, PURE EP™ is intended to enhance workflow efficiency and support the treatment of challenging arrhythmias, including ventricular tachycardia (VT) and atrial fibrillation (AF).

In recent quarters, we have shifted our strategic focus from commercial hardware distribution to the research and development of proprietary software algorithms. These algorithms aim to advance the understanding of cardiac tissue characteristics and ablation mechanisms. Data collection efforts began in December 2023 and remain ongoing. A key area of focus is improving the specificity and long-term outcomes of pulsed field ablation (PFA), a rapidly adopted technique in electrophysiology.

As of September 30, 2025, our intellectual property portfolio includes:

●	41 issued or allowed utility patents, of which 29 list BioSig as at least one of the applicants;
●	31 pending U.S. and foreign utility patent applications, jointly or solely filed by BioSig and Mayo Foundation for Medical Education and Research (“Mayo”);
●	1 issued U.S. patent and 1 pending U.S. application related to artificial intelligence (AI);
●	30 issued worldwide design patents, covering display screens and graphical user interfaces for biomedical signal visualization;
●	12 issued/allowed patents and 9 pending applications licensed from Mayo, primarily directed to electroporation and stimulation technologies.

S-6

The Company continues to evaluate strategic alternatives for its legacy majority-owned subsidiaries ViralClear Pharmaceuticals, Inc. (“ViralClear”) and BioSig AI Sciences, Inc. (“BioSig AI”).

ViralClear was established to pursue additional applications of PURE EP™ signal processing technology outside of EP. Subsequently it also was developing merimepodib, a broad-spectrum anti-viral agent that showed potential to treat COVID-19. We ceased the development of merimepodib in late 2020 and realigned ViralClear with its original objective. Currently, the business is dormant and ViralClear’s business objectives are being evaluated considering both the pharmaceutical and medical device. As of September 30, 2025, the Company held a majority interest of approximately 69.7% in ViralClear.

BioSig AI was established to pursue clinical needs of cardiac and neurological disorders through recordings and analyses of action potentials. BioSig AI aims to contribute to the advancements of AI-based diagnoses and therapies. BioSig AI was developing AI solutions for the hospital marketplace utilizing structured, semi-structured, and unstructured data. BioSig AI’s business operations have currently been placed on hold. At September 30, 2025, the Company held a majority interest of approximately 84.5% in BioSig AI.

Recent Developments

Unaudited Financial Information

As of January 16, 2026, the Company had approximately $21.5 million in cash and cash equivalents, $26.3 million of gold holdings, and $10.5 million in marketable securities. In addition, the Company had $50.0 million in senior secured convertible debt outstanding as of such date. This information is unaudited and is based on the Company’s internal records and management estimates and it has not been prepared in accordance with GAAP and is subject to adjustment as a result of the completion of the Company’s financial closing procedures and any subsequent events, including the completion of customary year-end audit procedures.

The SEC May Disagree with Our Accounting Treatment, Which Could Require a Restatement and Have a Material Non-Cash Adverse Effect.

On May 28, 2025, we completed the acquisition of Streamex Exchange Corporation (the “Streamex Exchange Acquisition”). Our accounting for the Streamex Exchange Acquisition involves significant judgments, including whether the transaction should be accounted for as a business combination under ASC 805 or as a capital transaction (“reverse recapitalization”). We accounted for the Streamex Exchange Acquisition as a business combination with BioSig Technologies Inc acquiring Streamex Exchange Corporation and, accordingly, we recognized the fair value of assets acquired and liabilities assumed on the acquisition date, including goodwill and identifiable intangible assets, and recorded a related deferred tax liability.

In December 2025, we received a comment letter from the Securities and Exchange Commission’s (“SEC”) staff in the Division of Corporation Finance that included the following question related to the accounting for the Streamex Exchange Acquisition.

BioSig Technologies, Inc. issued equity instruments in exchange for all of the issued and outstanding shares of Streamex Exchange Corporation. Prior to the transaction, BioSig Technologies had nominal operations and nominal assets. After shareholder approval, the Streamex Shareholders would become entitled to receive, together with the initial issuance of 19.99% of the outstanding BioSig Shares on a pre-transaction basis, an aggregate total number of BioSig Shares equal to 75% of the fully diluted shares of the BioSig Shares outstanding as of the date of the Share Purchase Agreement. This transaction appears to be a capital transaction in substance, rather than a business combination. That is, the transaction is equivalent to the issuance of stock by Streamex for the net monetary assets of BioSig, accompanied by a recapitalization. The accounting is consistent with that resulting from a reverse acquisition, except no goodwill or other intangible asset should be recorded. Please tell us how you considered these factors in determining the accounting for the transaction.

In January 2026, the Company responded to the SEC comment letter providing further clarification related to the rationale for the Company’s conclusions related to the accounting for the Streamex Exchange Acquisition. As of the date of this prospectus supplement, the comment letter remains open and we have had no further communication with the SEC staff on the matter.

We believe the accounting treatment applied was appropriate as (1) Streamex Exchange Corporation was determined to be a variable interest entity with BioSig Technologies, Inc. as the primary beneficiary and the Company has not yet adopted ASU 2025-03 (2) both preexisting businesses of Streamex Exchange Corporation and BioSig Technologies, Inc. met the definition of a business, as they represented entities with ongoing activities comprised of inputs (technology and personnel), outputs (revenues) and substantive processes in place and (3) passed the screen test under ASC 805. Based on these facts and circumstances we believe that the transaction should be accounted for as an acquisition of Streamex Exchange Corporation by BioSig Technologies Inc. and the assets and liabilities of Streamex Exchange Corporation should be recognized at acquisition date fair value pursuant to the acquisition method of accounting outlined in ASC 805. This is the accounting we followed in preparing the unaudited condensed consolidated financial statements in Form 10-Q for the second and third quarters of 2025.

While the SEC staff has only inquired about the accounting we followed and has not expressed a conclusion, we cannot assure you that the SEC staff will not object to the accounting that we followed. If the SEC staff objects to our accounting we may be required to restate our financial statements and amend Form 10-Qs for the second and third quarters of 2025. Such restatement would materially affect our financial statements which could, in turn, affect our ability to access the capital markets which could negatively impact our future operations.

S-7

While the Company believes the accounting it followed was correct, given the potential significant impact on the financial statements if the SEC objects to our accounting, the Company decided to present in this prospectus supplement selected unaudited pro forma information as if the Streamex Exchange Acquisition was accounted for as a reverse recapitalization at September 30, 2025. The Illustrative Pro Forma Adjustments reflect only those financial statement captions in the Balance Sheet that would be significantly impacted if the transaction were accounted for as a reverse recapitalization.

These unaudited illustrative pro forma adjustments are presented for informational purposes only and do not purport to represent what our financial position would have been had reverse recapitalization accounting been applied, nor do they project our future financial position. The actual impact of any required restatement could differ materially from the amounts presented. Additionally, the staff could have further questions on Streamex Exchange Acquisition which could impact the balances we presented in Form 10-Q for the second and third quarters of 2025 and/or the information presented below.

Based on the illustrative adjustments presented below, total assets would decrease by approximately $115.0 million to approximately $ 15.5 million and liabilities would decrease by approximately $127.4 million to approximately $9.9 million as of September 30, 2025; however, the actual impact of any required restatement could differ materially. The following unaudited illustrative pro forma information is presented in thousands.

	As Reported	Pro Forma Adjustments		Pro Forma As Adjusted

Intangible assets, net	$45,410	$(45,155)	A	$255
Goodwill	$69,888	$(69,888)	A	$-
Total assets	$130,514	$(115,043)	A	$15,471
Derivative Liability	$115,712	$(115,712)	C	$-
Total Current Liabilities	$125,600	$(115,712)	C	$9,888
Deferred tax liability	$11,735	$(11,735)	B	$-
Total liabilities (mezzanine equity)	$137,335	$(127,447)	B, C	$9,888
Total stockholders’ deficit	$(6,926)	$12,404	A, B, C	$5,478
Total liabilities, mezzanine equity and stockholders’ deficit	$130,514	$(115,043)	A, B, C	$15,471

(A)	elimination of goodwill and acquired intangible assets recognized in applying the acquisition method of accounting pursuant to ASC 805 (while retaining legacy intangible assets) and elimination of related amortization.

(B)	elimination of the deferred tax liability recorded in connection with applying the acquisition method of accounting pursuant to ASC 805and the related income tax effects, as applicable, reflected in the period presented, and

(C)	elimination of the derivative liability due to the removal of the exercise contingency which was obtained via shareholder vote on November 4, 2025.

The Company cannot readily determine the statement of operations information if the Streamex Exchange Acquisition was accounted for as a reverse recapitalization. The historical information in the Form 10-Qs filed for the second and third quarters of 2025 present BioSig Technologies Inc reflecting the acquisition of Streamex Exchange on May 28, 2025. The balance sheet reflected the acquired assets and assumed liabilities at fair value pursuant to the acquisition method of accounting outlined in ASC 805. If this were a reverse recapitalization, the historical statement of operations would be that of Streamex Exchange reflecting inclusion of the results of BioSig Technologies Inc from May 28, 2025, with no change in basis of the assets and liabilities of BioSig Technologies Inc. Additionally, there would be changes that would impact the capital structure for the historical and prospective periods and the historical weighted-average shares for earnings-per-share purposes.

Changes to Board Composition

Effective as of November 18, 2025, Steven Abelman, Christopher Baer, and Anthony Amato resigned from our board of directors. None of these resignation(s) was due to any disagreement with the Company on any matter relating to its operations, policies or practices, and were further to the transaction(s) elaborated in the Share Purchase Agreement.

Also effective as of November 18, 2025, our board of directors appointed Kevin Gopaul as a Class II director. Pursuant to the agreement, Mr. Gopaul will receive an annual cash retainer of $40,000, as well as an additional annual retainer of $25,000 for each Board committee on which he serves. Except for the foregoing, Mr. Gopaul has not engaged in any transactions with us that are required to be reported pursuant to Item 404(a) of Regulation S-K.

S-8

Chief Executive Officer Employment Agreement

On November 18, 2025, we entered into an employment agreement with our Chief Executive Officer, Karl Henry McPhie (the “McPhie Employment Agreement”), effective November 1, 2025. Under the McPhie Employment Agreement, Mr. McPhie will receive an annual base salary of $225,000 and will be eligible for an annual bonus targeted at 65% of base salary, with the actual amount determined by the Board based on performance. Mr. McPhie will also be granted 100,000 fully vested shares of common stock and 900,000 restricted stock units that vest in equal quarterly installments over four years, in each case subject to his continued service. The McPhie Employment Agreement includes customary confidentiality, indemnification, and director and officer insurance protections and provides that, if we terminate Mr. McPhie without cause, if he resigns for good reason, or if his employment terminates in connection with a change in control, he will be entitled to severance benefits consisting of a lump-sum cash payment equal to two times his annual base salary and target bonus (or highest bonus paid in the prior two years, if greater), continued benefits, and accelerated vesting of outstanding equity awards, with performance awards treated as earned at maximum unless otherwise provided.

Chief Financial Officer Employment Agreement

On November 18, 2025, we entered into an employment agreement with our Chief Financial Officer, Ferdinand Groenewald (the “Groenewald Employment Agreement”), effective October 1, 2025. Under the Groenewald Employment Agreement, Mr. Groenewald will receive an annual base salary of $225,000 and will be eligible to receive an annual incentive package with a target value equal to 65% of base salary, payable in cash and equity, based on performance goals established by the Board. For 2025, he will be entitled to a prorated annual bonus based on the portion of the year employed. Mr. Groenewald will additionally receive (i) 100,000 fully vested shares of common stock and (ii) 400,000 restricted stock units vesting in sixteen equal quarterly installments over four years, in each case subject to his continued service.

Chairman Employment Agreement

On November 18, 2025, we entered into the Chairman of the Board Agreement with our Chairman of the Board, Morgan Lekstrom (the “Chairman Agreement”). Under the Chairman Agreement, Mr. Lekstrom will receive an annual cash retainer of $40,000 for Board service and an additional $99,000 annual retainer for his role as Chairman and chair of the Compensation Committee, in each case payable in quarterly installments. Mr. Lekstrom will also be granted 100,000 shares of the Company’s common stock (or equivalent equity awards), which will vest in equal quarterly installments over one year, subject to his continued service; he is not entitled to any additional fees, bonuses, severance or performance-based compensation.

Secured Convertible Debenture Financing

On July 7, 2025, we entered into the Debenture Purchase Agreement (“DPA”) with Yorkville, which was subsequently amended on August 13, 2025, October 28, 2025, November 4, 2025, and December 17, 2025. Under the DPA as amended, we may issue to Yorkville, subject to certain conditions, up to $50,000,000 aggregate principal amount of Convertible Debentures, with an additional option to purchase $50,000,000 in aggregate principal amount upon mutual agreement of the parties. On November 4, 2025, we closed our sale of the first secured convertible debenture (the “First Convertible Debenture”), with the principal amount of $25,000,000. The net proceeds to us of the First Convertible Debenture after payment of expenses were approx. $22.2 million. Of the net proceeds of the First Convertible Debenture, $12.6 million was allocated into vaulted, physical gold bullion, reinforcing our strategy of maintaining a gold-backed balance sheet while advancing our tokenization initiatives. On December 17, 2025, we completed the second closing and issued a second tranche secured convertible debenture (the “Second Convertible Debenture”, and together with the First Convertible Debenture, hereinafter referred to as the “Yorkville Debentures”) in the principal amount of $25,000,000 on similar terms, resulting in gross proceeds of approximately $24.0 million (representing 96.0% of principal, before expenses). The Second Convertible Debenture matures on December 17, 2027, accrues interest at 4.00% per annum (increasing to 18.00% upon an event of default until cured), and is convertible into shares of our common stock at a conversion price equal to the lower of (i) $6.016 per share (subject to a one-time downward-only reset as provided in the DPA) and (ii) 97.0% of the lowest daily VWAP during the three trading days immediately preceding conversion, subject to a $4.00 floor price and customary adjustments. We may prepay the Yorkville Debentures (in whole or in part) prior to maturity, subject to a 10% prepayment premium and a notice period during which Yorkville retains the right to convert, and Yorkville’s conversion is subject to a 4.99% beneficial ownership limitation. There can be no assurance that we will be able to issue any additional debentures under the DPA.

S-9

Pursuant to a registration rights agreement entered into on November 4, 2025, we agreed to file a resale registration statement to register for resale the shares of our common stock issuable upon conversion of the Yorkville Debentures (including interest thereon) (the “Resale Registration Statement”). The Resale Registration Statement was filed under a separate registration statement and is not the registration statement of which this prospectus forms a part.

Standby Equity Purchase Agreement

On July 7, 2025, we entered into the SEPA with Yorkville, pursuant to which the Company has the right, but not the obligation, to issue and sell to Yorkville up to $1,000,000,000 of its Common Stock, from time to time during the 36-month commitment period under the SEPA, subject to certain terms, limitations and conditions.

Tokenized Yield Partnership Agreement with Monetary Metals

On September 8, 2025, we entered into a Tokenized Yield Partnership Agreement (the “MM Agreement”) with Monetary Metals & Co. (“MM”), a Delaware corporation. The MM Agreement establishes an exclusive, multi-year strategic partnership aimed at designing, launching, and distributing blockchain-based financial products that tokenize the yield generated from MM’s precious-metal lease and bond programs. A complete description of the MM Agreement is contained in our Current Report on Form 8-K filed with the SEC on September 8, 2025, and the documents filed therewith or incorporated therein by reference.

Share Purchase Agreement

On December 11, 2025, we entered into a Share Purchase Agreement (the “Purchase Agreement”) with Terra Capital Natural Resources Fund Pty Ltd. (“Purchaser”) pursuant to which we acquired a 9.9% equity interest in Empress Royalty Corp. (“Empress”). Pursuant to the Purchase Agreement, we acquired 12,671,297 shares of common stock of Empress from Purchaser in exchange for 2,443,750 shares of our common stock, resulting in an aggregate transaction value of US$12,218,751.00. We expect to grant certain resale registration rights to Purchaser in connection with the 2,443,750 shares of Common Stock we issued to Purchaser in the transaction.

2023 Long-Term Incentive Plan

Stockholders approved the Fourth Amendment to the Company’s 2023 Long-Term Incentive Plan (the “Incentive Plan Amendment”) on September 5, 2025, increasing the total number of shares authorized for issuance under the plan from 14,735,806 shares to 37,230,130 shares.

Nasdaq Approval of Continued Listing

On October 30, 2025, we received approval from Nasdaq for the continued listing of our common stock on the Nasdaq Capital Market under the ticker symbol “STEX.”

Corporate Information

Our principal executive offices are located at 2431 Aloma Avenue Suite 243, Winter Park, Florida 32792, and our telephone number is +1-203-409-5444. Our website addresses are www.streamex.com and biosig.com. Our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, and all amendments to those reports, are available to you free of charge through the “Investors” section of our website as soon as reasonably practicable after such materials have been electronically filed with, or furnished to, the SEC. Information contained on our website does not form a part of this prospectus.

S-10

THE OFFERING

Issuer	Streamex Corp.

Common stock offered by us	11,666,667 shares of common stock.

Option to purchase additional shares of common stock	The underwriters have an option to purchase up to an additional 1,750,000 shares of our common stock at the public offering price, less underwriting discounts, for a period of 30 days from the date of this prospectus supplement.

Common stock outstanding prior to offering(1)(2)	69,769,461 shares of common stock.

Common stock outstanding immediately following the offering(1)(2)(3)	81,436,128 shares of common stock (or 83,186,128 shares of common stock if the underwriters exercise their option to purchase additional shares of our common stock in full).

Use of proceeds

We estimate that our net proceeds from this offering will be approximately $32.28 million, after deducting the underwriting discounts and commissions and estimated offering expenses payable by us.

We intend to use the net proceeds from this offering to repay debt in accordance with our financing strategy, and for working capital and general corporate purposes. See “Use of Proceeds” on page S-19 in this prospectus supplement.

Risk factors	Investing in our securities involves significant risks. See “Risk Factors,” beginning on page S-12 in this prospectus supplement, on page 5 of the accompanying prospectus, as well as the other information included in or incorporated by reference in this prospectus supplement and the accompanying prospectus, for a discussion of risks you should carefully consider before investing in our securities.

Nasdaq Capital Market symbol	Our common stock is listed on the Nasdaq Capital Market under the symbol “STEX”.

(1)	The number of shares of our common stock to be outstanding immediately after this offering as shown above is based on 69,769,461 shares of common stock outstanding, including the additional 89,833,535 Exchangeable Shares outstanding as of January 19, 2026 and excludes: (i) 23,478,492 shares of Common Stock that are reserved for issuance pursuant to the 2023 Long Term Incentive Plan, as amended (the “2023 Plan”); (ii) 2,736,000 shares of Common Stock underlying outstanding options; (iii) 3,839,325 shares of Common Stock underlying vesting RSUs (iv) 1,712,715 shares of Common Stock underlying outstanding warrants; and (v) 369,390 shares of Common Stock underlying outstanding Series C Convertible Preferred Stock.

(2)	Assumes the issuance of all shares of Common Stock upon the conversion of the Exchangeable Shares issued to under the Share Purchase Agreement.

Except as otherwise indicated, all information in this prospectus supplement assumes no exercise or conversion, as applicable, of the outstanding securities described above, and no exercise of the underwriters’ option to purchase additional shares of our common stock.

S-11

RISK FACTORS

An investment in our securities involves a high degree of risk. Prior to making a decision about investing in our securities, you should carefully consider the following risks and uncertainties, as well as those discussed under the caption “Risk Factors” in the accompanying prospectus and in the documents incorporated by reference herein and therein. If any of the risks described in this prospectus supplement, the accompanying prospectus or the documents incorporated by reference herein and therein, actually occur, our business, prospects, financial condition or operating results could be harmed. In that case, the trading price of our securities could decline, and you may lose all or part of your investment. Additional risks and uncertainties not presently known to us or that we currently believe are immaterial may also impair our business operations and our liquidity. You should also refer to the other information contained in this prospectus supplement and the accompanying prospectus, or incorporated by reference herein and therein, including our financial statements and the related notes thereto and the information set forth under the heading “Cautionary Note Regarding Forward-Looking Statements.”

Risks Related to Our Business and Industry

Streamex has a limited operating history and has incurred significant losses since inception.

Streamex was incorporated on April 5, 2024, and has a limited operating history upon which investors may evaluate its business, prospects, and performance. We are therefore subject to all of the risks and uncertainties typically associated with the development of a new business, including the need to attract customers, develop and commercialize Streamex’s software products and services, and achieve market acceptance.

The Company and its subsidiaries have incurred significant operating losses since inception. For the period from incorporation to December 31, 2024, the consolidated Company incurred a net loss of approximately $255.35 million. The Company as a whole has incurred significant operating losses. For the years ended December 31, 2024 and 2023, we incurred net losses of approximately $10.5 million and $29.0 million, respectively. For the nine months ended September 30, 2025 and 2024, we incurred a comprehensive loss attributable to the consolidated Company of approximately $38.8 million and $9.2 million, respectively. As of September 30, 2025, we have an accumulated deficit of approximately $294.1 million.

The independent registered public accounting firms that audited our financial statements and the financial statements of Streamex Exchange Corporation for the year ended December 31, 2024, issued going concern explanatory paragraphs in their reports, indicating that there is substantial doubt about our ability to continue as a going concern. Our ability to continue as a going concern depends on our ability to obtain additional financing, generate sufficient revenue and achieve profitability. There can be no assurance that we will satisfy the conditions required to obtain the funds under our agreements with Yorkville, or that we will be successful in securing additional financing on favorable terms, or at all, or that we will achieve positive cash flow or profitability in the future. If we are unable to address these risks, our business, financial condition, and results of operations could be materially and adversely affected.

Risks Related to our Convertible Debentures and Potential Future Indebtedness

Our level and terms of indebtedness could adversely affect our ability to raise additional capital to further execute on our gold-linked tokenization and treasury strategy, fund other operations, and take advantage of new business opportunities.

Our indebtedness, whether currently existing or incurred in the future, could have important consequences to us, including:

●	limiting our ability to use a substantial portion of our cash flow from operations in other areas of our business, including for the development and implementation of our gold treasury strategy, working capital, developing our products and services, capital expenditures, and other general business activities and investment opportunities in our company, because we must dedicate a substantial portion of these funds to pay interest on and/or service our debt;

●	limiting our ability to obtain additional financing in the future for the development and implementation of our gold treasury strategy, working capital, capital expenditures, debt service, acquisitions, execution of our strategy, and other expenses or investments planned by us;

●	limiting our flexibility and our ability to capitalize on business opportunities and to react to competitive pressures and adverse changes in government regulation, our business, and our industry;

S-12

●	increasing our vulnerability to a downturn in our business and to adverse economic and industry conditions generally;

●	requiring us to maintain liquid assets to cover any repurchase, conversion or collateral requirement of the Convertible Debentures;

●	placing us at a competitive disadvantage as compared to our competitors that are less leveraged; and

●	limiting our ability, or increasing the costs, to refinance indebtedness.

We may be unable to service our indebtedness, which could cause us to default on our debt obligations and could force us into bankruptcy or liquidation.

Our ability to make scheduled payments on and to refinance our indebtedness (whether currently existing or incurred in the future) depends, and will depend, on and is subject to our financial and operating performance, which is influenced, in part, by general economic, financial, competitive, legislative, regulatory, counterparty business, and other risks that are beyond our control, including the availability of financing in the U.S. banking and capital markets. If our cash flows and capital resources are insufficient to fund our debt service obligations, we may be forced to reduce or delay capital expenditures, sell assets, seek additional capital, or restructure or refinance our indebtedness. We cannot assure you that future borrowings will be available to us in an amount sufficient to enable us to service our indebtedness, to refinance our indebtedness, or to fund our other liquidity needs. Even if refinancing indebtedness is available, any refinancing of our indebtedness could be at higher interest rates and may require us to comply with more onerous covenants that could further restrict our business operations. In addition, our gold-linked tokenization and treasury strategy anticipates that we may issue additional debt in future periods to finance additional purchases of pre-buy gold delivery contracts, but if we are unable to generate sufficient cash flow to service our debt and make necessary capital expenditures, we may be required to sell gold-linked tokens or liquidate related assets. These alternative measures may not be successful and may not permit us to meet our scheduled debt service obligations or our financial covenants, which could cause us to default on our debt obligations. In addition, any failure to make payments of interest and principal on our outstanding indebtedness on a timely basis would likely result in a reduction of our credit rating, which could harm our ability to incur additional indebtedness.

Upon the occurrence of an event of default under our indebtedness (whether currently existing or incurred in the future), the holders of the defaulted indebtedness could elect to declare all the funds borrowed to be due and payable, together with accrued and unpaid interest. Any of these events could in turn result in cross-defaults under any other indebtedness. We may not have sufficient funds available to pay the amounts due upon any such default, particularly in the event that there has been a decrease in the market value of our gold-linked tokens or related gold assets, and we may not be able to raise additional funds to pay such amounts on a timely basis, on terms we find acceptable, or at all. Any financing that we may undertake under such circumstances could result in substantial dilution of our existing stockholders, and in the absence of being able to obtain such financing, we could be forced into bankruptcy or liquidation.

We may not have the ability to raise the funds necessary to settle conversions of the Convertible Debentures in cash or to repurchase the Convertible Debentures for cash upon events which require repayment of the Convertible Debentures, including the mandatory repurchase provisions y, and any future debt may contain, limitations on our ability to engage in cash-settled conversions or repurchases of the Convertible Debentures.

In connection with any conversion of the Convertible Debentures, we may elect (and if our common stock is not freely tradable, we will be required) to make cash payments in respect of the Convertible Debentures being converted. However, any future debt may contain limitations on our ability to (i) pay cash upon conversion or redemption of the Convertible Debentures, which may require us to elect to deliver solely shares of our common stock to settle such conversion (other than paying cash in lieu of delivering any fractional share), or (ii) sell certain gold assets or other assets to generate cash that can be used to make such cash payments.

S-13

Standard events of default are included in the Convertible Debentures, pursuant to which the holder may declare the Convertible Debentures immediately due and payable and exercise other remedies, including the right to foreclose on the collateral securing the obligations.

Absent a waiver from the applicable holders of the Convertible Debentures, our failure to offer to purchase all applicable Convertible Debentures or to purchase all validly tendered Convertible Debentures or repay the Convertible Debentures upon would be an event of default. Additionally, the collateral held by the collateral agent may not be available to us to repurchase or repay the Convertible Debentures.

Moreover, the exercise by holders of the Convertible Debentures of their right to require us to repurchase such Convertible Debentures could cause a default under future debt agreements, even if the change of control or fundamental change itself does not, due to the financial effect of such repurchase on us.

Despite our current level of indebtedness, we may incur substantially more indebtedness and enter into other transactions in the future which could further exacerbate the risks related to our indebtedness.

Our gold tokenization strategy includes financing the acquisition of pre-purchased gold delivery contracts and related gold-linked digital instruments using proceeds from equity and debt financings and, potentially, cash flows from operations. As such, despite our current level of indebtedness, we may incur substantially more indebtedness, and we may enter into other transactions in the future. Even if we were to enter into debt or other arrangements that contain restrictions on our ability to incur additional indebtedness, these restrictions may be subject to a number of qualifications and exceptions that would allow us to incur significant additional indebtedness. To the extent we incur additional indebtedness or other obligations, the risks described herein with respect to our indebtedness may increase significantly.

Risks Related to This Offering

You may experience immediate and substantial dilution as a result of this offering.

The public offering price of our common stock is substantially higher than the pro forma as adjusted net tangible book value per share of our common stock. Therefore, if you purchase shares of our common stock in this offering, you will pay a price per share that substantially exceeds our pro forma as adjusted net tangible book value per share after this offering. Our net tangible book value as of September 30, 2025, was approximately $(122.22) million, or $(3.45) per share of common stock. Our pro forma net tangible book value as of September 30, 2025, reflects the issuance of $50.0 million of Senior Secured Convertible Debt and the assumed reclassification to equity of the Exchangeable Shares and finder fee liabilities, which assumes the issuance of an aggregate of 109,070,079 and 1,064,000 shares of common stock underlying the Exchangeable Shares and finder fee liabilities, respectively. Based on the public offering price of $3.00 per share, you will experience immediate dilution of $2.80 per share, representing the difference between our pro forma as adjusted net tangible book value per share after giving effect to this offering and the public offering price per share. See the section entitled “Dilution” on page S-15 below for a more detailed illustration of the dilution you may incur if you participate in this offering.

Management will have broad discretion as to the use of the net proceeds from this offering, and we may not use the proceeds effectively.

We intend to use the net proceeds of this offering, if any, to purchase gold bullion in accordance with our investment policy, for working capital and for general corporate purposes. Our management will have broad discretion in the application of the net proceeds from this offering, if any, and could spend the proceeds in ways that do not improve our results of operations or enhance the value of our common stock. You will be relying on the judgment of our management concerning these uses and you will not have the opportunity, as part of your investment decision, to assess whether the proceeds are being used appropriately. The failure of our management to apply these funds effectively could result in unfavorable returns and uncertainty about our prospects, each of which could cause the price of our common stock to decline.

S-14

DILUTION

If you invest in our common stock, your interest will be diluted immediately to the extent of the difference between the offering price per share you will pay in this offering and the pro forma as adjusted net tangible book value per share of our common stock immediately after giving effect to (i) the issuance of $50.0 million of Senior Secured Convertible Debt, (ii) the assumed reclassification of the Exchangeable Shares and finder fee liabilities to equity, which includes the issuance of 109,070,079 and 1,064,000 shares of common stock underlying the Exchangeable Shares and finder fee liabilities, respectively, and (iii) this offering.

We calculate net tangible book value per share by dividing the net tangible book value, which is the total tangible assets less total liabilities, by the number of outstanding shares of our common stock. Dilution represents the difference between the amount per share paid by purchasers of shares in this offering and the pro forma as adjusted net tangible book value per share of our common stock immediately after giving effect to (i) the issuance of $50.0 million of Senior Secured Convertible Debt, (ii)the assumed reclassification of the Exchangeable Shares and finder fee liabilities to equity, which includes the issuance of 109,070,079 and 1,064,000 shares of common stock underlying the Exchangeable Shares and finder fee liabilities, respectively, and (iii) this offering. Our net tangible book value as of September 30, 2025, was approximately $(122.22) Million or $(3.45) per share of common stock. Our pro forma net tangible book value as of September 30, 2025, was approximately $(0.5) million or $0.00 per shares of common stock, after giving effect to the issuance of $50.0 million of Senior Secured Convertible Debt and the assumed reclassification to equity of the derivative liability, Exchangeable Shares, and finder fee liabilities, including the issuance of 109,070,079 and 1,064,000 shares of common stock, respectively.

After giving further effect to our sale of 11,666,667 shares of common stock in this offering at the public offering price of $3.00 per share, and after deducting estimated underwriting discounts and commissions and estimated offering expenses payable by us, our pro forma as adjusted net tangible book value as of September 30, 2025 would have been $31.79 million, or $0.20 per share. This represents an immediate increase in pro forma as adjusted net tangible book value of $0.20 per share to our existing stockholders and an immediate dilution in pro forma as adjusted net tangible book value of $2.80 per share to new investors purchasing common stock in this offering. Dilution per share to new investors purchasing common stock in this offering is determined by subtracting pro forma as adjusted net tangible book value per share after this offering from the public offering price per share paid by new investors.

The following table illustrates this dilution on a per share basis:

Public offering price per share		$3.00
Pro-forma net tangible book value per share as of September 30, 2025	$(0.00)
Increase in pro forma net tangible book value per share attributable to this offering	$0.20
Pro forma as adjusted net tangible book value per share as of September 30, 2025, after giving effect to this offering		$0.20
Dilution per share to new investors in this offering		$2.80

If the underwriters exercise their option in full to purchase an additional shares of common stock, our as adjusted net tangible book value per share after this offering would be approximately $0.23 per share, representing an immediate increase in as adjusted net tangible book value of $0.23 per share to our existing stockholders and an immediate dilution of approximately $2.77 per share to investors participating in this offering, after deducting the estimated underwriting discounts and commissions and estimated offering expenses payable by us.

The above discussion and table are based on 35,462,204 shares of our common stock outstanding as of September 30, 2025, and exclude as of that date:

●	2,414,647 shares of common stock issuable upon exercise of warrants outstanding, with a weighted average exercise price of $5.57 per share;

●	2,736,000 shares of common stock issuable upon exercise of options outstanding at a weighted average exercise price of $0.78 per share;

●	1,000,000 shares of common stock subject to restricted stock units;

●	11,219,081 shares of common stock reserved and available for future issuance under our 2023 Plan; and

●	352,171 shares of common stock issuable upon conversion of outstanding Series C Preferred Stock at the conversion price of $0.3197 per share and the stated value per share of $1,000 (which includes the payment of dividends accrued on the Series C Preferred Stock in an aggregate of 23,738 shares of common stock as of September 30, 2025 at a conversion rate of $4.9989).

Except as otherwise indicated, all information in this prospectus supplement assumes no exercise, conversion, or settlement of the outstanding options, preferred stock, restricted stock units or warrants described above.

To the extent that any of these outstanding options, warrants, preferred stock, or restricted stock units are exercised, converted or settled at prices per share below the public offering price per share in this offering or we issue additional shares under our equity incentive plans at prices below the public offering price per share in this offering, you may experience further dilution. In addition, we may choose to raise additional capital due to market conditions or strategic considerations even if we believe we have sufficient funds for our current or future operating plans. To the extent that we raise additional capital by issuing equity or convertible debt securities, your ownership will be further diluted.

S-15

DIVIDEND POLICY

We have never paid cash dividends on our common stock and do not anticipate paying any cash dividends in the foreseeable future but intend to retain our capital resources for reinvestment in our business. Any future determination to declare dividends will be made at the discretion of our board of directors and will depend on our financial condition, operating results, capital requirements, general business conditions and other factors that our board of directors may deem relevant. Our ability to pay dividends is presently restricted pursuant to the terms of our Series C Preferred Stock.

S-16

CAPITALIZATION

The following table sets forth our capitalization as of September 30, 2025:

●	on an actual basis;
●	on a pro forma basis to give effect to (i) the assumed reclassification to equity of the Exchangeable Shares and finder fee liabilities, which includes the issuance of 109,070,079 and 1,064,000 shares of common stock underlying the Exchangeable Shares and finder fee liabilities, respectively, and (ii) the assumed issuance of the Convertible Debentures; and
●	on a pro forma as adjusted basis to give effect to our issuance and sale of 11,666,667 shares of common stock, after deducting estimated underwriting fees and commissions and estimated offering expenses payable by us and giving effect to the application of the net proceeds of $32.28 Million.

You should read this table in conjunction with the information contained in this prospectus supplement and the accompanying prospectus and the information incorporated by reference from our Quarterly Report on Form 10-Q for the quarter ended September 30, 2025, including the historical financial statements and related notes included in the report.

	As of September 30, 2025
	Actual (unaudited)	Pro forma	Pro Forma as adjusted
	(in thousands of U.S. dollars,
	except share data)
Cash	$11,045	$61,045	$93,320

Debt:
Dividend Payable	$117	$117	$117
Convertible Debenture	-	50,000	50,000
Total debt	117	50,117	50,117

Series C 9% Convertible Preferred Stock, $0.001 par value, $1,000 stated value, authorized 4,200 shares, 105 shares issued and outstanding; liquidation preference of $105; cumulative dividends payable of $117 and $110 as of September 30, 2025	105	105	105

Stockholders’ equity (deficit)
Preferred stock, $0.001 par value, authorized 1,000,000 shares, designated 200 shares of Series A, 600 shares of Series B, 4,200 shares of Series C, 1,400 shares of Series D, 1,000 shares of Series E, 200,000 shares of Series F Preferred Stock, 1 share of Special Voting Preferred Stock and 105 shares of Series C outstanding (See above)	-	-	-
Common stock, $0.001 par value, authorized 500,000,000 shares, 35,462,204 shares issued and outstanding, 145,596,283 shares issued and outstanding on a pro forma basis and 157,262,950 shares issued and outstanding on a pro forma as adjusted basis(1)	36	146	157
Additional paid-in capital	287,905	409,532	441,796
Accumulated other comprehensive loss	(787)	(787)	(787)
Accumulated deficit	(294,113)	(300,138)	(300,138)
Total stockholders’ equity (deficit)	(6,959)	108,753	141,028
Non-controlling interest	33	33	33
Total stockholders’ equity (deficit)	(6,926)	108,786	141,061
Total capitalization	$(6,704)	$159,008	$191,283

(1)	The number of shares of our Common Stock in the table above excludes, as of September 30, 2025: (i) 11,219,081 shares of Common Stock that are reserved for issuance pursuant to the 2023 Long Term Incentive Plan, as amended (the “2023 Plan”); (ii) 2,736,000 shares of Common Stock underlying outstanding options; (iii) 1,000,000 shares of Common Stock underlying vesting RSUs (iv) 2,414,647 shares of Common Stock underlying outstanding warrants; and (v) 352,171 shares of Common Stock underlying outstanding Series C Convertible Preferred Stock.

S-17

DESCRIPTION OF THE COMMON STOCK

The material terms and provisions of our common stock are described under the caption “Description of Capital Stock” in the accompanying prospectus and are incorporated herein by reference.

S-18

USE OF PROCEEDS

We expect to receive net proceeds from this offering of approximately $32.28 Million (or approximately $37.18 million, if the underwriters’ option to purchase additional shares is exercised in full), after deducting the estimated underwriting discounts and commissions and the estimated offering expenses payable by us.

We intend to use the net proceeds from this offering to repay debt in accordance with our financing strategy, and for working capital and general corporate purposes.

Debt repayment. We currently intend to use a portion of the net proceeds from this offering to repay amounts outstanding under our secured convertible debentures issued to YA II PN, Ltd. (the “Investor”, or “Yorkville”) in two tranches: (i) a $25,000,000 secured convertible debenture issued on November 4, 2025 (the “First Convertible Debenture”), which matures on November 4, 2027 and bears interest at 4.00% per annum, and (ii) a $25,000,000 secured convertible debenture issued on December 17, 2025 (the “Second Convertible Debenture”, and together with the First Convertible Debenture, hereinafter referred to as the “Yorkville Debentures”), which matures on December 17, 2027 and bears interest at 4.00% per annum. Each debenture is prepayable by us prior to maturity (subject to the terms therein), including a 10% prepayment premium and prior notice requirements.

The Yorkville Debentures were incurred within the past year. Proceeds from the issuance of the Yorkville Debentures were used to fund, among other things, research and development for PURE EP™ and Viral Clear, development of Streamex’s gold tokenization platform and general working capital, and certain proceeds were required to be funded into a controlled account and, subject to specified conditions, used to purchase gold bullion through a designated structure.

As of the date of this prospectus supplement, we cannot specify with certainty all of the particular uses of the proceeds, if any, from this offering. Accordingly, we will retain broad discretion over the use of such proceeds.

S-19

UNDERWRITING

Subject to the terms and conditions set forth in the underwriting agreement, dated the date of this prospectus supplement, among us and Needham & Company, LLC, as the representative of the underwriters named below, we have agreed to sell to the underwriters, and each of the underwriters has agreed, severally and not jointly, to purchase from us, the respective number of shares of common stock shown opposite its name below:

Number of Shares
Needham & Company, LLC	7,583,334
Muriel Siebert & Co., LLC	4,083,333
Total	11,666,667

The underwriting agreement provides that the obligations of the several underwriters are subject to certain conditions precedent such as the receipt by the underwriters of officers’ certificates and legal opinions and approval of certain legal matters by their counsel. The underwriting agreement provides that the underwriters will purchase all of the shares of common stock. If an underwriter defaults, the underwriting agreement provides that the purchase commitments of the non-defaulting underwriters may be increased or the underwriting agreement may be terminated. We have agreed to indemnify the underwriters and certain of their controlling persons against certain liabilities, including liabilities under the Securities Act, and to contribute to payments that the underwriters may be required to make in respect of those liabilities.

The underwriters have advised us that, following the completion of this offering, they currently intend to make a market in the common stock as permitted by applicable laws and regulations. However, the underwriters are not obligated to do so, and the underwriters may discontinue any market-making activities at any time without notice in their sole discretion. Accordingly, no assurance can be given as to the liquidity of the trading market for the common stock, that you will be able to sell any of the common stock held by you at a particular time or that the prices that you receive when you sell will be favorable.

The underwriters are offering the shares of common stock subject to their acceptance of the shares of common stock and subject to prior sale. The underwriters reserve the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part. In addition, the underwriters have advised us that they do not intend to confirm sales to any account over which they exercise discretionary authority except sales to accounts over which they have discretionary authority to exceed 5% of the common stock being offered.

Option to Purchase Additional Shares of Common Stock

We have granted an option to the underwriters, exercisable for 30 days after the date of this prospectus supplement, to purchase up to 1,750,000 additional shares of common stock at the initial public offering price, less underwriting discounts and commissions. If the underwriters exercise this option, each underwriter will be obligated, subject to the conditions contained in the underwriting agreement, to purchase a number of additional shares of common stock proportionate to that underwriter’s initial amount reflected in the above table.

Commission and Expenses

The underwriters have advised us that they propose to offer the shares of common stock to the public at the initial public offering prices set forth on the cover page of this prospectus supplement and to certain dealers, which may include the underwriters, at that price less a concession not in excess of $0.1170 per share of common stock. After the offering, the public offering prices and concession to dealers may be reduced by the representative. No such reduction will change the amount of proceeds to be received by us as set forth on the cover page of this prospectus supplement. The offering of the shares by the underwriters is subject to receipt and acceptance and subject to the underwriters’ right to reject any order in whole or in part. Sales of securities made outside of the United States may be made by affiliates of the underwriters.

The following table shows the public offering price, the underwriting discounts and commissions that we are to pay the underwriters and the proceeds, before expenses, to us in connection with this offering. The information assumes either no exercise or full exercise by the underwriters of their option to purchase additional shares of common stock.

	No Exercise of Over-Allotment		Full Exercise of Over-Allotment
	Per Share	Total	Per Share	Total
Public offering price	$3.00	$35,000,001.00	$3.00	$40,250,001.00
Underwriting discounts and commissions(1)	$0.195	$2,275,000.06	$0.195	$2,616,250.06
Proceeds to us, before expenses	$2.805	$32,725,000.94	$2.805	$37,633,750.94

S-20

We have also agreed to pay certain of the underwriters’ expenses relating to the offering, including the fees of outside counsel to the Underwriters up to an aggregate of $150,000, the costs and expenses of the Company relating to investor presentations on any “road show” undertaken in connection with the marketing of the offering, and all other third-party costs and expenses incident to the offering or the performance of the obligations of the Company under the Underwriting Agreement.

We estimate that our share of the total expenses of the offering, excluding underwriting discounts and commissions, will be approximately $0.45 million.

Lock-up Agreements

We, our executive officers and directors and certain of our other existing security holders have agreed not to sell or transfer any common stock or securities convertible into or exchangeable or exercisable for common stock, for 60 days after the date of the underwriting agreement without first obtaining the written consent of the representative. Specifically, we and these other persons have agreed, with certain limited exceptions, not to directly or indirectly:

● offer, pledge or contract to sell any common stock;

● sell any option or contract to purchase any common stock;

● purchase any option or contract to sell any common stock;

● grant any option, right or warrant for the sale of any common stock;

● otherwise dispose of or transfer any common stock;

● request or demand that we file a registration statement related to the common stock; or

● enter into any swap or other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of any common stock, whether any such swap or transaction is to be settled by delivery or other securities, in cash or otherwise.

The lock-up provisions apply to common stock and to securities convertible into or exchangeable or exercisable for common stock. They also apply to Common Stock owned now or acquired later by the person executing the lock-up agreement or for which the person executing the lock-up agreement later acquires the power of disposition.

Determination of Offering Price

The public offering price for our common stock was determined by negotiations between us and the underwriters. Among the factors considered in these negotiations were prevailing market conditions, our financial information, market valuations of other companies that we and the underwriters believe to be comparable to us, estimates of our business potential, the present state of our development and other factors deemed relevant.

We offer no assurances that the public offering prices will correspond to the price at which the common stock will trade in the public market subsequent to the offering or that an active trading market for the common stock will develop and continue after the offering.

Listing

Our common stock is listed on the Nasdaq Capital Market under the symbol “STEX.”

S-21

Stabilization

The underwriters have advised us that they, pursuant to Regulation M under the Exchange Act, and certain persons participating in the offering may engage in short sale transactions, stabilizing transactions, syndicate covering transactions or the imposition of penalty bids in connection with this offering. These activities may have the effect of stabilizing or maintaining the market price of the common stock at a level above that which might otherwise prevail in the open market. “Covered” short sales are sales made in an amount not greater than the underwriters’ option to purchase additional shares described above. The underwriters may close out any covered short position by either exercising their option to purchase additional shares or purchasing shares in the open market. In determining the source of shares to close out the covered short position, the underwriters will consider, among other things, the price of shares available for purchase in the open market as compared to the price at which they may purchase shares through the option to purchase additional shares granted to them under the underwriting agreement described above. “Naked” short sales are sales in excess of such option. The underwriters must close out any naked short position by purchasing shares in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of our shares of common stock in the open market after pricing that could adversely affect investors who purchase in this offering. Stabilizing transactions consist of various bids for or purchases of shares of common stock made by the underwriters in the open market prior to the closing of this offering.

A stabilizing bid is a bid for the purchase of shares of common stock on behalf of the underwriters for the purpose of fixing or maintaining the price of the common stock. A syndicate covering transaction is the bid for or the purchase of shares of common stock on behalf of the underwriters to reduce a short position incurred by the underwriters in connection with the offering. Similar to other purchase transactions, the underwriters’ purchases to cover the syndicate short sales may have the effect of raising or maintaining the market price of our common stock or preventing or retarding a decline in the market price of our common stock. As a result, the price of our common stock may be higher than the price that might otherwise exist in the open market. A penalty bid is an arrangement permitting the underwriters to reclaim the selling concession otherwise accruing to a syndicate member in connection with the offering if the common stock originally sold by such syndicate member are purchased in a syndicate covering transaction and therefore have not been effectively placed by such syndicate member.

Neither we, nor any of the underwriters, make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of our common stock. The underwriters are not obligated to engage in these activities and, if commenced, any of the activities may be discontinued at any time.

Electronic Distribution

A prospectus in electronic format may be made available by e-mail or on the web sites or through online services maintained by one or more of the underwriters or their affiliates. In those cases, prospective investors may view offering terms online and may be allowed to place orders online. The underwriters may agree with us to allocate a specific number of shares of common stock for sale to online brokerage account holders. Any such allocation for online distributions will be made by the underwriters on the same basis as other allocations. Other than the prospectus in electronic format, the information on the underwriters’ web sites and any information contained in any other web site maintained by any of the underwriters is not part of this prospectus, has not been approved and/or endorsed by us or the underwriters and should not be relied upon by investors.

Other Activities and Relationships

The underwriters and certain of their affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities.

The underwriters and certain of their affiliates have, from time to time, performed, and may in the future perform, various commercial and investment banking and financial advisory services for us and our affiliates, for which they received or will receive customary fees and expenses.

In the ordinary course of their various business activities, the underwriters and certain of their affiliates and employees may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments for their own account and for the accounts of their customers, and such investment and securities activities may involve securities and/or instruments issued by us and our affiliates. The underwriters and their respective affiliates may hedge such exposure by entering into transactions which consist of the creation of short positions in our securities or the securities of our affiliates, including potentially the common stock offered hereby. Any such short positions could adversely affect future trading prices of the common stock offered hereby. The underwriters and certain of their respective affiliates may also communicate independent investment recommendations, market color or trading ideas and/or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

S-22

Selling Restrictions

Notice to Prospective Investors in the European Economic Area

In relation to each Member State of the European Economic Area (each, a “Relevant State”), no securities have been offered or will be offered pursuant to the offering to the public in that Relevant State prior to the publication of a prospectus in relation to the securities which has been approved by the competent authority in that Relevant State or, where appropriate, approved in another Relevant State and notified to the competent authority in that Relevant State, all in accordance with the Prospectus Regulation, except that securities may be offered to the public in that Relevant State at any time:

A.	to any legal entity which is a qualified investor as defined under Article 2 of the Prospectus Regulation;
B.	to fewer than 150 natural or legal persons (other than qualified investors as defined under Article 2 of the Prospectus Regulation), subject to obtaining the prior consent of the underwriter for any such offer; or
C.	in any other circumstances falling within Article 1(4) of the Prospectus Regulation,

provided that no such offer of securities shall require us or the underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Regulation or supplement a prospectus pursuant to Article 23 of the Prospectus Regulation.

In the case of any shares being offered to a financial intermediary as that term is used in Article 1(4) of the EU Prospectus Regulation, each financial intermediary will also be deemed to have represented, warranted and agreed that the shares acquired by it in the offer have not been acquired on a non-discretionary basis on behalf of, nor have they been acquired with a view to their offer or resale to, persons in circumstances which may give rise to an offer of any shares to the public, other than their offer or resale in a Relevant Member State to qualified investors as so defined or in circumstances in which the prior consent of the underwriters has been obtained to each such proposed offer or resale.

We, the underwriters and their affiliates will rely upon the truth and accuracy of the foregoing representations, warranties and agreements. Notwithstanding the above, a person who is not a “qualified investor” and who has notified the underwriters of such fact in writing may, with the prior consent of the underwriters, be permitted to acquire shares in the offer.

For the purposes of this provision, the expression an “offer to the public” in relation to any securities in any Relevant State means the communication in any form and by any means of sufficient information on the terms of the offer and any securities to be offered so as to enable an investor to decide to purchase or subscribe for any securities, and the expression “Prospectus Regulation” means Regulation (EU) 2017/1129, as amended.

Notice to Prospective Investors in the United Kingdom

No securities have been offered or will be offered pursuant to the offering to the public in the United Kingdom prior to the publication of a prospectus in relation to the securities which has been approved by the Financial Conduct Authority, except that the securities may be offered to the public in the United Kingdom at any time:

A.	to any legal entity which is a qualified investor as defined under Article 2 of the UK Prospectus Regulation;

B.	to fewer than 150 natural or legal persons (other than qualified investors as defined under Article 2 of the UK Prospectus Regulation), subject to obtaining the prior consent of the underwriter for any such offer; or

C.	in any other circumstances falling within Section 86 of the Financial Services and Markets Act 2000 (the “FMSA”),

provided that no such offer of the securities shall require us or the underwriter to publish a prospectus pursuant to Section 85 of the FSMA or supplement a prospectus pursuant to Article 23 of the UK Prospectus Regulation.

S-23

In the case of any shares being offered to a financial intermediary as that term is used in Article 1(4) of the UK Prospectus Regulation, each financial intermediary will also be deemed to have represented, warranted and agreed that the shares acquired by it in the offer have not been acquired on a non-discretionary basis on behalf of, nor have they been acquired with a view to their offer or resale to, persons in circumstances which may give rise to an offer of any shares to the public, other than their offer or resale in the United Kingdom to qualified investors as so defined or in circumstances in which the prior consent of the underwriters has been obtained to each such proposed offer or resale.

We, the underwriters and their affiliates will rely upon the truth and accuracy of the foregoing representations, warranties and agreements. Notwithstanding the above, a person who is not a “qualified investor” and who has notified the underwriters of such fact in writing may, with the prior consent of the underwriters, be permitted to acquire shares in the offer.

For the purposes of this provision, the expression an “offer to the public” in relation to the securities in the United Kingdom means the communication in any form and by any means of sufficient information on the terms of the offer and any securities to be offered so as to enable an investor to decide to purchase or subscribe for any securities and the expression “UK Prospectus Regulation” means Regulation (EU) 2017/1129 as it forms part of domestic law by virtue of the European Union (Withdrawal) Act 2018.

Notice to Prospective Investors in Canada

The securities may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the securities must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriter is not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

Israel

This document does not constitute a prospectus under the Israeli Securities Law, 5728-1968, or the Securities Law, and has not been filed with or approved by the Israel Securities Authority. In Israel, this prospectus is being distributed only to, and is directed only at, and any offer of the shares is directed only at, (i) a limited number of persons in accordance with the Israeli Securities Law and (ii) investors listed in the first addendum, or the Addendum, to the Israeli Securities Law, consisting primarily of joint investment in trust funds, provident funds, insurance companies, banks, portfolio managers, investment advisors, members of the Tel Aviv Stock Exchange, underwriters, venture capital funds, entities with equity in excess of NIS 50 million and “qualified individuals,” each as defined in the Addendum (as it may be amended from time to time), collectively referred to as qualified investors (in each case, purchasing for their own account or, where permitted under the Addendum, for the accounts of their clients who are investors listed in the Addendum). Qualified investors are required to submit written confirmation that they fall within the scope of the Addendum, are aware of the meaning of same and agree to it.

S-24

Hong Kong

The shares may not be offered or sold in Hong Kong by means of any document other than (i) in circumstances which do not constitute an offer to the public within the meaning of the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32 of the Laws of Hong Kong), or the Companies (Winding Up and Miscellaneous Provisions) Ordinance, or which do not constitute an invitation to the public within the meaning of the Securities and Futures Ordinance (Cap. 571 of the Laws of Hong Kong), or the Securities and Futures Ordinance, or (ii) to “professional investors” as defined in the Securities and Futures Ordinance and any rules made thereunder, or (iii) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies (Winding Up and Miscellaneous Provisions) Ordinance, and no advertisement, invitation or document relating to the shares may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to shares which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” in Hong Kong as defined in the Securities and Futures Ordinance and any rules made thereunder.

Singapore

This prospectus has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the shares may not be circulated or distributed, nor may the shares be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor (as defined under Section 4A of the Securities and Futures Act, Chapter 289 of Singapore, or the SFA) under Section 274 of the SFA, (ii) to a relevant person (as defined in Section 275(2) of the SFA) pursuant to Section 275(1) of the SFA, or any person pursuant to Section 275(1A) of the SFA, and in accordance with the conditions specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA, in each case subject to conditions set forth in the SFA.

Where the shares are subscribed or purchased under Section 275 of the SFA by a relevant person which is a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor, the securities (as defined in Section 239(1) of the SFA) of that corporation shall not be transferable for 6 months after that corporation has acquired the shares under Section 275 of the SFA except: (1) to an institutional investor under Section 274 of the SFA or to a relevant person (as defined in Section 275(2) of the SFA), (2) where such transfer arises from an offer in that corporation’s securities pursuant to Section 275(1A) of the SFA, (3) where no consideration is or will be given for the transfer, (4) where the transfer is by operation of law, (5) as specified in Section 276(7) of the SFA, or (6) as specified in Regulation 32 of the Securities and Futures (Offers of Investments) (Shares and Debentures) Regulations 2005 of Singapore, or Regulation 32.

Where the shares are subscribed or purchased under Section 275 of the SFA by a relevant person which is a trust (where the trustee is not an accredited investor (as defined in Section 4A of the SFA)) whose sole purpose is to hold investments and each beneficiary of the trust is an accredited investor, the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferable for 6 months after that trust has acquired the shares under Section 275 of the SFA except: (1) to an institutional investor under Section 274 of the SFA or to a relevant person (as defined in Section 275(2) of the SFA), (2) where such transfer arises from an offer that is made on terms that such rights or interest are acquired at a consideration of not less than S$200,000 (or its equivalent in a foreign currency) for each transaction (whether such amount is to be paid for in cash or by exchange of securities or other assets), (3) where no consideration is or will be given for the transfer, (4) where the transfer is by operation of law, (5) as specified in Section 276(7) of the SFA, or (6) as specified in Regulation 32.

S-25

LEGAL MATTERS

The validity of the shares of common stock offered by this prospectus supplement and the accompanying prospectus will be passed upon for us by Sichenzia Ross Ference Carmel, LLP, New York, New York. DLA Piper LLP (US), New York, New York, is acting as counsel for the underwriters in connection with this offering.

EXPERTS

The financial statements of Streamex Corp. (f/k/a BioSig Technologies, Inc.) as of December 31, 2024 and 2023 and for the years ended December 31, 2024 and 2023 incorporated by reference in this prospectus and in the registration statement have been audited by Marcum, LLP, an independent registered public accounting firm, as set forth in their report which report includes an explanatory paragraph related to the substantial doubt about the Company’s ability to continue as a going concern, incorporated by reference herein and reliance on such report given on the authority of such firm as experts in auditing and accounting.

Davidson & Company LLP, independent registered public accounting firm, has audited the financial statements of Streamex Exchange Corporation as of and for the year ended December 31, 2024, included in our Current Report on Form 8-K/A filed on July 21, 2025, and incorporated by reference in this prospectus supplement and elsewhere in the registration statement. The financial statements of Streamex Exchange Corporation are incorporated by reference in reliance on the report of Davidson & Company LLP, given on their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-3 under the Securities Act with respect to the securities being offered hereby. This prospectus supplement and the accompanying prospectus, which constitutes a part of the registration statement, do not contain all of the information set forth in the registration statement or the exhibits and schedules filed therewith. For further information about us and the securities offered hereby, we refer you to the registration statement and the exhibits filed thereto. Statements contained in this prospectus supplement and the accompanying prospectus regarding the contents of any contract or any other document that is filed as an exhibit to the registration statement are not necessarily complete, and each such statement is qualified in all respects by reference to the full text of such contract or other document filed as an exhibit to the registration statement.

We file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains an internet website at www.sec.gov that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC, including us, which you may access free of charge. The information on the SEC’s website is not part of this prospectus supplement or the accompanying prospectus, and any references to this website or any other website are inactive textual references only. You may also access our reports and proxy statements free of charge at our website, www.biosig.com. The information contained in, or that can be accessed through, our website is not part of this prospectus supplement or the accompanying prospectus. The prospectus supplement and the accompanying prospectus included in this filing are part of a registration statement filed by us with the SEC. The full registration statement can be obtained from the SEC, as indicated above, or from us.

S-26

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” information that we file with the SEC, which means that we can disclose important information to you by referring you to those other documents. The information incorporated by reference is an important part of this prospectus supplement and the accompanying prospectus, and information we file later with the SEC will automatically update and supersede this information. A Current Report (or portion thereof) furnished, but not filed, on Form 8-K shall not be incorporated by reference into this prospectus supplement and the accompanying prospectus. We incorporate by reference the documents listed below and any future filings we make with the SEC under Section 13(a), 13(c), 14, or 15(d) of the Exchange Act prior to the termination of any offering of securities made by this prospectus supplement and accompanying prospectus:

●	our Annual Report on Form 10-K for the fiscal year ended December 31, 2024, filed with the SEC on April 15, 2025;

●	our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2025, June 30, 2025 and September 30, 2025, as filed with the SEC on May 19, 2025, August 15, 2025 and November 14, 2025, respectively; and;

●	our Current Reports on Form 8-K filed with the SEC on March 3, 2025, March 5, 2025, March 6, 2025, March 25, 2025, April 15, 2025, April 29, 2025, April 30, 2025, May 5, 2025, May 15, 2025, May 27, 2025, May 30, 2025, July 9, 2025, July 21, 2025, August 13, 2025, August 15, 2025, September 5, 2025; September 8, 2025; September 11, 2025, October 29, 2025; October 31, 2025; November 4, 2025, November 6, 2025; November 19, 2025; December 16, 2025; December 19, 2025; December 31, 2025; January 20, 2026; and

●	the description of the Company’s common stock and warrants contained in the Form 8-A filed with the SEC on September 17, 2018, as amended by Exhibit 4.1 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2024, including any amendments thereto or reports filed for the purposes of updating this description.

We also incorporate by reference into this prospectus supplement additional documents that we may file with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the completion or termination of the offering, but excluding any information deemed furnished and not filed with the SEC. Any statements contained in a previously filed document incorporated by reference into this prospectus supplement is deemed to be modified or superseded for purposes of this prospectus supplement to the extent that a statement contained in this prospectus supplement, or in a subsequently filed document also incorporated by reference herein, modifies or supersedes that statement.

We will furnish without charge to you, on written or oral request, a copy of any or all of such documents that has been incorporated herein by reference (other than exhibits to such documents unless such exhibits are specifically incorporated by reference into the documents that this prospectus supplement and accompanying prospectus incorporate). Written or oral requests for copies should be directed to Streamex Corp., Attn: Chief Executive Officer, 2431 Aloma Ave Ste 243 Winter Park, FL 32792, and our telephone number is (203) 409-5444. See the section of this prospectus supplement entitled “Where You Can Find More Information” for information concerning how to read and obtain copies of materials that we file with the SEC at the SEC’s public offices.

Any statement contained in this prospectus supplement, or in a document all or a portion of which is incorporated by reference, shall be modified or superseded for purposes of this prospectus supplement to the extent that a statement contained in this prospectus supplement or any document incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not, except as so modified or superseded, constitute a part of this prospectus supplement and accompanying prospectus.

S-27

Prospectus

$75,000,000

Common Stock

Preferred Stock

Warrants

Units

We may offer and sell from time to time, in one or more series or issuances and on terms that we will determine at the time of the offering, any combination of the securities described in this prospectus, up to an aggregate amount of $75,000,000.

We will provide specific terms of any offering in a supplement to this prospectus. Any prospectus supplement may also add, update, or change information contained in this prospectus. You should carefully read this prospectus and the applicable prospectus supplement as well as the documents incorporated or deemed to be incorporated by reference in this prospectus before you purchase any of the securities offered hereby.

These securities may be offered and sold in the same offering or in separate offerings; to or through underwriters, dealers, and agents; or directly to purchasers. The names of any underwriters, dealers, or agents involved in the sale of our securities, their compensation and any over-allotment options held by them will be described in the applicable prospectus supplement. See “Plan of Distribution.”

Our common stock is listed on The Nasdaq Capital Market under the symbol “BSGM.” On December 9, 2024, the last reported sale price of our common stock was $1.10 per share as reported on The Nasdaq Capital Market. We recommend that you obtain current market quotations for our common stock prior to making an investment decision. We will provide information in any applicable prospectus supplement regarding any listing of securities other than shares of our common stock on any securities exchange. Pursuant to General Instruction I.B.6 of Form S-3, in no event will we sell our common stock in a public primary offering with a value exceeding more than one-third of our public float in any 12-month period so long as our public float remains below $75.0 million. The aggregate market value of our shares of common stock held by non-affiliates pursuant to General Instruction I.B.6 of Form S-3 is $34.72 million, which was calculated based on 15,572,226 shares of common stock outstanding held by non-affiliates and at a price of $2.23 per share, the closing price of our common stock on November 11, 2024, a date that is within 60 days of the filing date of this prospectus. We have not offered any securities pursuant to General Instruction I.B.6 of Form S-3 during the 12 calendar months prior to and including the date of this prospectus.

You should carefully read this prospectus, any prospectus supplement relating to any specific offering of securities, and all information incorporated by reference herein and therein.

Investing in our securities involves a high degree of risk. These risks are discussed in this prospectus under “Risk Factors” beginning on page 5 and in the documents incorporated by reference in this prospectus.

Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is December 17, 2024

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the SEC using a “shelf” registration process. Under this shelf process, we may, from time to time, sell any combination of the securities described in this prospectus in one or more offerings up to a total amount of $75,000,000.

This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add to, update or change information contained in the prospectus and, accordingly, to the extent inconsistent, information in this prospectus is superseded by the information in the prospectus supplement.

The prospectus supplement to be attached to the front of this prospectus may describe, as applicable: the terms of the securities offered; the public offering price; the price paid for the securities; net proceeds; and the other specific terms related to the offering of the securities.

You should only rely on the information contained or incorporated by reference in this prospectus and any prospectus supplement or issuer free writing prospectus relating to a particular offering. No person has been authorized to give any information or make any representations in connection with this offering other than those contained or incorporated by reference in this prospectus, any accompanying prospectus supplement and any related issuer free writing prospectus in connection with the offering described herein and therein, and, if given or made, such information or representations must not be relied upon as having been authorized by us. Neither this prospectus nor any prospectus supplement nor any related issuer free writing prospectus shall constitute an offer to sell or a solicitation of an offer to buy offered securities in any jurisdiction in which it is unlawful for such person to make such an offering or solicitation. This prospectus does not contain all of the information included in the registration statement. For a more complete understanding of the offering of the securities, you should refer to the registration statement, including its exhibits.

You should read the entire prospectus and any prospectus supplement and any related issuer free writing prospectus, as well as the documents incorporated by reference into this prospectus or any prospectus supplement or any related issuer free writing prospectus, before making an investment decision. Neither the delivery of this prospectus or any prospectus supplement or any issuer free writing prospectus nor any sale made hereunder shall under any circumstances imply that the information contained or incorporated by reference herein or in any prospectus supplement or issuer free writing prospectus is correct as of any date subsequent to the date hereof or of such prospectus supplement or issuer free writing prospectus, as applicable. You should assume that the information appearing in this prospectus, any prospectus supplement or any document incorporated by reference is accurate only as of the date of the applicable documents, regardless of the time of delivery of this prospectus or any sale of securities. Our business, financial condition, results of operations and prospects may have changed since that date.

All references in this prospectus to “BioSig,” the “Company,” “we,” “us,” “our,” or similar terms refer to BioSig Technologies, Inc. and its subsidiaries taken as a whole, except where the context otherwise requires or as otherwise indicated.

ii

CAUTIONARY STATEMENT REGARDING FORWARD LOOKING STATEMENTS

This prospectus and the documents incorporated by reference herein contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”) and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Any statements about our expectations, beliefs, plans, objectives, assumptions or future events or performance are not historical facts and may be forward-looking. These statements are often, but are not always, made through the use of words or phrases such as “anticipate,” “believe,” “contemplate,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “seek,” “should,” “target,” “will,” and “would,” or the negative of these terms, or similar expressions. Such forward-looking statements are subject to certain risks, uncertainties and assumptions relating to factors that could cause actual results to differ materially from those anticipated in such statements, including, without limitation, the following:

●	our history of recurring losses and negative cash flows from operating activities and the uncertainty regarding the adequacy of our liquidity to pursue or complete our business objectives, and substantial doubt regarding our ability to continue as a going concern;

●	our ability to maintain the listing of our common stock on The Nasdaq Capital Market;

●	the results of ongoing and future clinical studies;

●	our inability to successfully develop or commercialize our product candidates;

●	market acceptance of existing and new products;

●	our inability to carry out research, development and commercialization plans;

●	delays in any phase of the preclinical or clinical development of a product, including during its research and development;

●	our inability to complete preclinical testing and clinical trials as anticipated;

●	changes in our relationship with key collaborators;

●	our ability to adequately protect and enforce rights to intellectual property;

●	our need to raise additional capital to meet our business requirements in the future and the difficulties in obtaining financing on commercially reasonable terms, or at all;

●	intense competition in our industry, with competitors having substantially greater financial, technological, research and development, regulatory and clinical, manufacturing, marketing and sales, distribution and personnel resources than we do;

●	our inability to manufacture our PURE EP product on a commercial scale on our own or in collaborations with third parties

●	entry of new competitors and products and potential technological obsolescence of our products;

●	effect of healthcare legislation or reform measures that may substantially change the market for medical care or healthcare coverage in the U.S.;

●	our failure to obtain regulatory approvals;

●	adverse market and economic conditions;

●	loss of one or more key executives;

●	difficulties in securing and retaining regulatory approval to market our product and product candidates; and

●	depth of the trading market in our common stock.

You should read this prospectus, the applicable prospectus supplement and any related free-writing prospectus and the documents incorporated by reference in this prospectus with the understanding that our actual future results, levels of activity, performance and events and circumstances may be materially different from what we expect. The forward-looking statements contained or incorporated by reference in this prospectus or any prospectus supplement are expressly qualified in their entirety by this cautionary statement. We do not undertake any obligation to publicly update any forward-looking statement to reflect events or circumstances after the date on which any such statement is made or to reflect the occurrence of unanticipated events.

1

PROSPECTUS SUMMARY

This summary provides an overview of selected information contained elsewhere or incorporated by reference in this prospectus and does not contain all of the information you should consider before investing in our securities. You should carefully read the prospectus, the information incorporated by reference and the registration statement of which this prospectus is a part in their entirety before investing in our securities, including the information discussed under “Risk Factors” in this prospectus and the documents incorporated by reference and our financial statements and notes thereto that are incorporated by reference in this prospectus. Some of the statements in this prospectus and the documents incorporated by reference herein constitute forward-looking statements that involve risks and uncertainties. See information set forth under the section “Cautionary Statement Regarding Forward-Looking Statements.”

Overview

BioSig Technologies, Inc. is a medical device company with an advanced digital signal processing technology platform to deliver insights to the treatment of cardiovascular arrhythmias. Through collaboration with physicians, experts, and healthcare leaders across the field of electrophysiology (EP), we are committed to addressing healthcare’s biggest priorities — saving time, saving costs, and saving lives.

Our first product, the PURE EP™ System, is an FDA 510(k) cleared non-invasive class II device consisting of a unique combination of hardware and software designed to provide unprecedented signal clarity and precision for real-time visualization of intracardiac signals paving the way for personalized patient care. Integrating with existing systems in the EP lab, PURE EP™ is designed to accurately pinpoint even the most complex signals to maximize procedural success and efficiency.

By capturing critical cardiac signals—even the most complex, the PURE EP™ System is designed to enhance clinical decision-making and improve clinical workflow for all types of arrhythmias - even the most challenging procedures for cardiac arrhythmias, like ventricular tachycardia (VT) and atrial fibrillation (AF).

Our owned patent portfolio now includes 41 issued/allowed utility patents (29 utility patents where BioSig is at least one of the applicants). Twenty seven additional U.S. and foreign utility patent applications are pending covering various aspects of our PURE EP System for recording, measuring, calculating and displaying of electrocardiograms during cardiac ablation procedures (27 U.S. and foreign utility patent applications where either BioSig, Mayo, or both is at least one of the applicants). We also have one U.S. patent and one U.S. Pending application directed to artificial intelligence (AI). We also have 30 issued worldwide design patents, which cover various features of our display screens and graphical user interface for enhanced visualization of biomedical signals (30 design patents where BioSig is at least one of the applicants). Finally, we have licenses to 12 (issued/allowed) patents and 9 additional worldwide utility patent applications from Mayo Foundation for Medical Education and Research that are pending (12 issued/allowed patents and 9 applications where only Mayo is the applicant). These patents and applications are generally directed to electroporation and stimulation.

2

Corporate Information

We were formed as BioSig Technologies, Inc., a Nevada corporation, in February 2009. In April 2011, we merged with our wholly-owned subsidiary, BioSig Technologies Inc., a Delaware corporation, with the Delaware corporation continuing as the surviving entity. Our principal executive offices are located at 12424 Wilshire Blvd., Suite 745, Los Angeles, CA 90025, and our telephone number is (203) 409-5444. Our website address is www.biosig.com. Our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, and all amendments to those reports, are available to you free of charge through the “Investors” section of our website as soon as reasonably practicable after such materials have been electronically filed with, or furnished to, the SEC. Information contained on our website does not form a part of this prospectus.

The Securities We May Offer

We may offer up to $75,000,000 of common stock, preferred stock, warrants and/or units in one or more offerings and in any combination. This prospectus provides you with a general description of the securities we may offer. A prospectus supplement, which we will provide each time we offer securities, will describe the specific amounts, prices and terms of these securities.

Common Stock

We may issue shares of our common stock from time to time. Holders of our common stock are entitled to receive ratably dividends as may be declared by the board of directors out of funds legally available for that purpose. We have never paid cash dividends on our common stock and do not anticipate paying any cash dividends in the foreseeable future but intend to retain our capital resources for reinvestment in our business. Any future disposition of dividends will be at the discretion of our board of directors and will depend upon, among other things, our future earnings, operating and financial condition, capital requirements, and other factors.

Each share of common stock entitles the holder to one vote, either in person or by proxy, at meetings of stockholders. The holders are not permitted to vote their shares cumulatively. Accordingly, the stockholders of our common stock who hold, in the aggregate, more than fifty percent of the total voting rights can elect all of our directors and, in such event, the holders of the remaining minority shares will not be able to elect any of such directors. The affirmative vote of the holders of a majority in voting power of the votes cast (excluding abstentions and broker non-votes) on any matter other than the election of directors that is presented to stockholders at a duly called or convened meeting at which a quorum is present is sufficient to authorize, affirm, ratify or consent to such act or action, except as otherwise provided by our certificate of incorporation, our bylaws, the rules or regulations of any stock exchange applicable to us, or applicable law or pursuant to any regulation applicable to us or our securities.

Holders of our common stock have no preemptive rights or other subscription rights, conversion rights, redemption or sinking fund provisions. Subject to the rights of the holders of our preferred stock, upon our liquidation, dissolution or winding up, the holders of our common stock will be entitled to share ratably in the net assets legally available for distribution to stockholders after the payment of all of our debts and other liabilities. The rights, preferences and privileges of holders of our common stock are subject to, and may be adversely affected by, the rights of the holders of any series of preferred stock, which may be designated solely by action of our board of directors and issued in the future.

Preferred Stock

We may issue shares of our preferred stock from time to time, in one or more series. Our board of directors will determine the rights, preferences, privileges and restrictions of the preferred stock, including dividend rights, conversion rights, voting rights, terms of redemption, liquidation preferences, sinking fund terms and the number of shares constituting any series or the designation of such series, without any further vote or action by stockholders. Convertible preferred stock will be convertible into our common stock or exchangeable for our other securities. Conversion may be mandatory or at your option or both and would be at prescribed conversion rates.

3

If we sell any series of preferred stock under this prospectus and applicable prospectus supplements, we will fix the rights, preferences, privileges and restrictions of the preferred stock of such series in the certificate of designation relating to that series. We will file as an exhibit to the registration statement of which this prospectus is a part, or will incorporate by reference from reports that we file with the SEC, the form of any certificate of designation that describes the terms of the series of preferred stock we are offering before the issuance of the related series of preferred stock. We urge you to read the applicable prospectus supplement related to the series of preferred stock being offered, as well as the complete certificate of designation that contains the terms of the applicable series of preferred stock.

Warrants

We may issue warrants for the purchase of common stock or preferred stock in one or more series. We may issue warrants independently or together with common stock or preferred stock, and the warrants may be attached to or separate from these securities. We will evidence each series of warrants by warrant certificates that we will issue under a separate agreement. We may enter into warrant agreements with a bank or trust company that we select to be our warrant agent. We will indicate the name and address of the warrant agent in the applicable prospectus supplement relating to a particular series of warrants.

In this prospectus, we have summarized certain general features of the warrants. We urge you, however, to read the applicable prospectus supplement related to the particular series of warrants being offered, as well as the warrant agreements and warrant certificates that contain the terms of the warrants. We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference from reports that we file with the SEC, the form of warrant agreement or warrant certificate containing the terms of the warrants we are offering before the issuance of the warrants.

Units

We may issue units consisting of common stock, preferred stock and/or warrants for the purchase of common stock or preferred stock in one or more series. In this prospectus, we have summarized certain general features of the units. We urge you, however, to read the applicable prospectus supplement related to the series of units being offered, as well as the unit agreements that contain the terms of the units. We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference reports that we file with the SEC, the form of unit agreement and any supplemental agreements that describe the terms of the series of units we are offering before the issuance of the related series of units.

4

RISK FACTORS

An investment in our securities involves a high degree of risk. Before deciding whether to invest in our securities, you should consider carefully the specific factors discussed under the heading “Risk Factors” in the applicable prospectus supplement, together with all of the other information contained or incorporated by reference in the prospectus supplement or appearing or incorporated by reference in this prospectus. You should also consider the risks, uncertainties and assumptions discussed under Part I, Item 1A, “Risk Factors,” in our most recent Annual Report on Form 10-K or any updates in our Quarterly Reports on Form 10-Q, which are incorporated herein by reference, as updated or superseded by the risks and uncertainties described under similar headings in the other documents that are filed after the date hereof and incorporated by reference into this prospectus and any prospectus supplement related to a particular offering. The risks and uncertainties we have described are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our operations. Past financial performance may not be a reliable indicator of future performance, and historical trends should not be used to anticipate results or trends in future periods. If any of these risks actually occurs, our business, business prospects, financial condition or results of operations could be seriously harmed. This could cause the trading price of our common stock to decline, resulting in a loss of all or part of your investment. Please also read carefully the section above entitled “Cautionary Statement Regarding Forward-Looking Statements.”

5

USE OF PROCEEDS

We cannot assure you that we will receive any proceeds in connection with securities which may be offered pursuant to this prospectus. Unless otherwise indicated in the applicable prospectus supplement, we intend to use any net proceeds from the sale of securities under this prospectus for our operations and for other general corporate purposes, including, but not limited to, general working capital and possible future acquisitions. We have not determined the amounts we plan to spend on any of the areas listed above or the timing of these expenditures. As a result, our management will have broad discretion to allocate the net proceeds, if any, we receive in connection with securities offered pursuant to this prospectus for any purpose. Pending application of the net proceeds as described above, we may initially invest the net proceeds in investment-grade, interest-bearing securities such as money market funds, certificates of deposit, or direct or guaranteed obligations of the U.S. government, hold as cash or apply them to the reduction of short-term indebtedness.

6

DESCRIPTION OF CAPITAL STOCK

The following description of common stock and preferred stock summarizes the material terms and provisions of the common stock and preferred stock that we may offer under this prospectus, but is not complete. For the complete terms of our common stock and preferred stock, please refer to our amended and restated certificate of incorporation, as amended, any certificates of designation for our preferred stock, and our amended and restated bylaws, as amended. While the terms we have summarized below will apply generally to any future common stock or preferred stock that we may offer, we will describe the specific terms of any series of preferred stock in more detail in the applicable prospectus supplement. If we so indicate in a prospectus supplement, the terms of any preferred stock we offer under that prospectus supplement may differ from the terms we describe below.

We have authorized 201,000,000 shares of capital stock, par value $0.001 per share, of which 200,000,000 are shares of common stock and 1,000,000 are shares of “blank check” preferred stock, of which 200 are authorized as Series A Preferred Stock, 600 are authorized as Series B Preferred Stock, 4,200 are authorized as Series C Preferred Stock, 1,400 are authorized as Series D Preferred Stock, 1,000 are authorized as Series E Preferred Stock and 200,000 are authorized as Series F Junior Participating Preferred Stock. As of December 9, 2024, there were 17,234,929 shares of common stock issued and outstanding, 105 shares of Series C Preferred Stock issued and outstanding and no shares of our Series A Convertible Preferred Stock, Series B Convertible Preferred Stock, Series D Convertible Preferred Stock, Series E Convertible Preferred Stock or Series F Junior Participating Preferred Stock issued and outstanding. The authorized and unissued shares of common stock and the authorized and undesignated shares of preferred stock are available for issuance without further action by our stockholders, unless such action is required by applicable law or the rules of any stock exchange on which our securities may be listed. Unless approval of our stockholders is so required, our board of directors does not intend to seek stockholder approval for the issuance and sale of our common stock or preferred stock.

Common Stock

The holders of common stock are entitled to one vote per share on all matters to be voted upon by stockholders. Holders of our common stock are entitled to receive ratably dividends as may be declared by the board of directors out of funds legally available for that purpose. We have never paid cash dividends on our common stock and do not anticipate paying any cash dividends in the foreseeable future but intend to retain our capital resources for reinvestment in our business. Any future disposition of dividends will be at the discretion of our board of directors and will depend upon, among other things, our future earnings, operating and financial condition, capital requirements, and other factors.

Each share of common stock entitles the holder to one vote, either in person or by proxy, at meetings of stockholders. The holders are not permitted to vote their shares cumulatively. Accordingly, the stockholders of our common stock who hold, in the aggregate, more than fifty percent of the total voting rights can elect all of our directors and, in such event, the holders of the remaining minority shares will not be able to elect any of such directors. The affirmative vote of the holders of a majority in voting power of the votes cast (excluding abstentions and broker non-votes) on any matter other than the election of directors that is presented to stockholders at a duly called or convened meeting at which a quorum is present is sufficient to authorize, affirm, ratify or consent to such act or action, except as otherwise provided by our certificate of incorporation, our bylaws, the rules or regulations of any stock exchange applicable to us, or applicable law or pursuant to any regulation applicable to us or our securities.

Holders of our common stock have no preemptive rights or other subscription rights, conversion rights, redemption or sinking fund provisions. Subject to the rights of the holders of our preferred stock, upon our liquidation, dissolution or winding up, the holders of our common stock will be entitled to share ratably in the net assets legally available for distribution to stockholders after the payment of all of our debts and other liabilities.

7

The transfer agent and registrar for our common stock is Securities Transfer Corporation. The transfer agent’s address is 2901 N. Dallas Parkway, Suite 380, Plano, TX 75093. Our common stock is listed on The Nasdaq Capital Market under the symbol “BSGM.”

Preferred Stock

The board of directors is authorized, subject to any limitations prescribed by law, without further vote or action by the stockholders, to issue from time to time shares of preferred stock in one or more series. Each such series of preferred stock shall have such number of shares, designations, preferences, voting powers, qualifications, and special or relative rights or privileges as shall be determined by the board of directors, which may include, among others, dividend rights, voting rights, liquidation preferences, conversion rights and preemptive rights. Issuance of preferred stock by our board of directors may result in such shares having dividend and/or liquidation preferences senior to the rights of the holders of our common stock and could dilute the voting rights of the holders of our common stock.

Prior to the issuance of shares of each series of preferred stock, the board of directors is required by the Delaware General Corporation Law (the “DGCL”) and our certificate of incorporation to adopt resolutions and file a certificate of designation with the Secretary of State of the State of Delaware. The certificate of designation fixes for each class or series the designations, powers, preferences, rights, qualifications, limitations and restrictions, including, but not limited to, some or all of the following:

●	the number of shares constituting that series and the distinctive designation of that series, which number may be increased or decreased (but not below the number of shares then outstanding) from time to time by action of the board of directors;

●	the dividend rate and the manner and frequency of payment of dividends on the shares of that series, whether dividends will be cumulative, and, if so, from which date;

●	whether that series will have voting rights, in addition to any voting rights provided by law, and, if so, the terms of such voting rights;

●	whether that series will have conversion privileges, and, if so, the terms and conditions of such conversion, including provision for adjustment of the conversion rate in such events as the board of directors may determine;

●	whether or not the shares of that series will be redeemable, and, if so, the terms and conditions of such redemption;

●	whether that series will have a sinking fund for the redemption or purchase of shares of that series, and, if so, the terms and amount of such sinking fund;

●	whether or not the shares of the series will have priority over or be on a parity with or be junior to the shares of any other series or class in any respect;

●	the rights of the shares of that series in the event of voluntary or involuntary liquidation, dissolution or winding up of the corporation, and the relative rights or priority, if any, of payment of shares of that series; and

●	any other relative rights, preferences and limitations of that series.

Once designated by our board of directors, each series of preferred stock may have specific financial and other terms that will be described in a prospectus supplement. The description of the preferred stock that is set forth in any prospectus supplement is not complete without reference to the documents that govern the preferred stock. These include our certificate of incorporation and any certificates of designation that our board of directors may adopt.

8

All shares of preferred stock offered hereby will, when issued, be fully paid and nonassessable, including shares of preferred stock issued upon the exercise of preferred stock warrants or subscription rights, if any.

Although our board of directors has no intention at the present time of doing so, it could authorize the issuance of a series of preferred stock that could, depending on the terms of such series, impede the completion of a merger, tender offer or other takeover attempt.

Anti-Takeover Effects of Certain Provisions of Delaware Law, our Certificate of Incorporation and Bylaws

Delaware Law

We are subject to Section 203 of the DGCL. Section 203 generally prohibits a public Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a period of three years after the date of the transaction in which the person became an interested stockholder, unless:

●	prior to the date of the transaction, the board of directors of the corporation approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;

●	the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the number of shares outstanding (but not the outstanding voting stock owned by the interested stockholder) (i) shares owned by persons who are directors and also officers and (ii) shares owned by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

●	on or subsequent to the date of the transaction, the business combination is approved by the board and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 66 2/3% of the outstanding voting stock which is not owned by the interested stockholder.

Section 203 defines a business combination to include:

●	any merger or consolidation involving the corporation and the interested stockholder;

●	any sale, transfer, pledge or other disposition involving the interested stockholder of 10% or more of the assets of the corporation;

●	subject to exceptions, any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder; or

●	the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation.

In general, Section 203 defines an “interested stockholder” as any entity or person beneficially owning 15% or more of the outstanding voting stock of the corporation and any entity or person affiliated with, or controlling, or controlled by, the entity or person. The term “owner” is broadly defined to include any person that, individually, with or through that person’s affiliates or associates, among other things, beneficially owns the stock, or has the right to acquire the stock, whether or not the right is immediately exercisable, under any agreement or understanding or upon the exercise of warrants or options or otherwise or has the right to vote the stock under any agreement or understanding, or has an agreement or understanding with the beneficial owner of the stock for the purpose of acquiring, holding, voting or disposing of the stock.

The restrictions in Section 203 do not apply to corporations that have elected, in the manner provided in Section 203, not to be subject to Section 203 of the DGCL or, with certain exceptions, which do not have a class of voting stock that is listed on a national securities exchange or held of record by more than 2,000 stockholders. Our certificate of incorporation and bylaws do not opt out of Section 203.

9

Section 203 could delay or prohibit mergers or other takeover or change in control attempts with respect to us and, accordingly, may discourage attempts to acquire us even though such a transaction may offer our stockholders the opportunity to sell their stock at a price above the prevailing market price.

Certificate of Incorporation and Bylaws

Provisions of our certificate of incorporation and bylaws may delay or discourage transactions involving an actual or potential change in our control or change in our management, including transactions in which stockholders might otherwise receive a premium for their shares, or transactions that our stockholders might otherwise deem to be in their best interests. Therefore, these provisions could adversely affect the price of our common stock. Among other things, our certificate of incorporation and bylaws:

●	permit our board of directors to issue up to 1,000,000 shares of preferred stock, without further action by the stockholders, with any rights, preferences and privileges as they may designate, including the right to approve an acquisition or other change in control;

●	provide that the authorized number of directors may be changed only by a resolution adopted by a majority of the total number of authorized directors;

●	do not provide for cumulative voting rights (therefore allowing the holders of a majority of the shares of common stock entitled to vote in any election of directors to elect all of the directors standing for election, if they should so choose); and

●	provide advance notice provisions with which a stockholder who wishes to nominate a director or propose other business to be considered at a stockholder meeting must comply.

DESCRIPTION OF WARRANTS

As of December 9, 2024, there were outstanding warrants to purchase 4,899,716 shares of common stock.

We may issue warrants for the purchase of common stock or preferred stock in one or more series. We may issue warrants independently or together with common stock or preferred stock, and the warrants may be attached to or separate from these securities.

We will evidence each series of warrants by warrant certificates that we may issue under a separate agreement. We may enter into a warrant agreement with a warrant agent. Each warrant agent may be a bank that we select which has its principal office in the United States. We may also choose to act as our own warrant agent. We will indicate the name and address of any such warrant agent in the applicable prospectus supplement relating to a particular series of warrants.

We will describe in the applicable prospectus supplement the terms of the series of warrants, including:

●	the offering price and aggregate number of warrants offered;

●	if applicable, the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each such security or each principal amount of such security;

●	if applicable, the date on and after which the warrants and the related securities will be separately transferable;

10

●	in the case of warrants to purchase common stock or preferred stock, the number or amount of shares of common stock or preferred stock, as the case may be, purchasable upon the exercise of one warrant and the price at which and currency in which these shares may be purchased upon such exercise;

●	the manner of exercise of the warrants, including any cashless exercise rights;

●	the warrant agreement under which the warrants will be issued;

●	the effect of any merger, consolidation, sale or other disposition of our business on the warrant agreement and the warrants;

●	anti-dilution provisions of the warrants, if any;

●	the terms of any rights to redeem or call the warrants;

●	any provisions for changes to or adjustments in the exercise price or number of securities issuable upon exercise of the warrants;

●	the dates on which the right to exercise the warrants will commence and expire or, if the warrants are not continuously exercisable during that period, the specific date or dates on which the warrants will be exercisable;

●	the manner in which the warrant agreement and warrants may be modified;

●	the identities of the warrant agent and any calculation or other agent for the warrants;

●	federal income tax consequences of holding or exercising the warrants;

●	the terms of the securities issuable upon exercise of the warrants;

●	any securities exchange or quotation system on which the warrants or any securities deliverable upon exercise of the warrants may be listed or quoted; and

●	any other specific terms, preferences, rights or limitations of or restrictions on the warrants.

Before exercising their warrants, holders of warrants will not have any of the rights of holders of the securities purchasable upon such exercise, including, in the case of warrants to purchase common stock or preferred stock, the right to receive dividends, if any, or payments upon our liquidation, dissolution or winding up or to exercise voting rights, if any.

Exercise of Warrants

Each warrant will entitle the holder to purchase the securities that we specify in the applicable prospectus supplement at the exercise price that we describe in the applicable prospectus supplement. Unless we otherwise specify in the applicable prospectus supplement, holders of the warrants may exercise the warrants at any time up to 5:00 P.M. Eastern Time, the close of business, on the expiration date that we set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void.

Holders of the warrants may exercise the warrants by delivering the warrant certificate representing the warrants to be exercised together with specified information, and paying the required exercise price by the methods provided in the applicable prospectus supplement. We will set forth on the reverse side of the warrant certificate, and in the applicable prospectus supplement, the information that the holder of the warrant will be required to deliver to the warrant agent.

11

Upon receipt of the required payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement, we will issue and deliver the securities purchasable upon such exercise. If fewer than all of the warrants represented by the warrant certificate are exercised, then we will issue a new warrant certificate for the remaining amount of warrants.

Enforceability of Rights by Holders of Warrants

Any warrant agent will act solely as our agent under the applicable warrant agreement and will not assume any obligation or relationship of agency or trust with any holder of any warrant. A single bank or trust company may act as warrant agent for more than one issue of warrants. A warrant agent will have no duty or responsibility in case of any default by us under the applicable warrant agreement or warrant, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a warrant may, without the consent of the related warrant agent or the holder of any other warrant, enforce by appropriate legal action the holder’s right to exercise, and receive the securities purchasable upon exercise of, its warrants in accordance with their terms.

Warrant Agreement Will Not Be Qualified Under Trust Indenture Act

No warrant agreement will be qualified as an indenture, and no warrant agent will be required to qualify as a trustee, under the Trust Indenture Act of 1939. Therefore, holders of warrants issued under a warrant agreement will not have the protection of the Trust Indenture Act of 1939 with respect to their warrants.

Governing Law

Unless we provide otherwise in the applicable prospectus supplement, each warrant agreement and any warrants issued under the warrant agreements will be governed by New York law.

DESCRIPTION OF UNITS

We may issue units comprised of one or more of the other securities described in this prospectus or any prospectus supplement in any combination. Each unit will be issued so that the holder of the unit is also the holder, with the rights and obligations of a holder, of each security included in the unit. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any times before a specified date or upon the occurrence of a specified event or occurrence.

The applicable prospectus supplement will describe:

●	the designation and the terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

●	any unit agreement under which the units will be issued;

●	any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units; and

●	whether the units will be issued in fully registered or global form.

12

PLAN OF DISTRIBUTION

We may sell the securities offered pursuant to this prospectus from time to time in one or more transactions, including, without limitation:

●	to or through underwriters;

●	through broker-dealers (acting as agent or principal);

●	through agents;

●	directly by us to one or more purchasers (including our affiliates and stockholders), through a specific bidding or auction process, a rights offering or otherwise;

●	through a combination of any such methods of sale; or

●	through any other methods described in a prospectus supplement or free writing prospectus.

The distribution of securities may be effected, from time to time, in one or more transactions, including:

●	block transactions (which may involve crosses) and transactions on The Nasdaq Capital Market or any other organized market where the securities may be traded;

●	purchases by a broker-dealer as principal and resale by the broker-dealer for its own account pursuant to a prospectus supplement or free writing prospectus;

●	ordinary brokerage transactions and transactions in which a broker-dealer solicits purchasers;

●	sales “at the market” to or through a market maker or into an existing trading market, on an exchange or otherwise; and

●	sales in other ways not involving market makers or established trading markets, including direct sales to purchasers.

The applicable prospectus supplement or free writing prospectus will describe the terms of the offering of the securities, including:

●	the name or names of any underwriters, if, and if required, any dealers or agents;

●	the purchase price of the securities and the proceeds we will receive from the sale;

●	any underwriting discounts and other items constituting underwriters’ compensation;

●	any discounts or concessions allowed or re-allowed or paid to dealers; and

●	any securities exchange or market on which the securities may be listed or traded.

We may distribute the securities from time to time in one or more transactions at:

●	a fixed price or prices, which may be changed;

●	market prices prevailing at the time of sale;

●	prices related to such prevailing market prices; or

●	negotiated prices.

13

Only underwriters named in the prospectus supplement are underwriters of the securities offered by the prospectus supplement.

If underwriters are used in an offering, we will execute an underwriting agreement with such underwriters and will specify the name of each underwriter and the terms of the transaction (including any underwriting discounts and other terms constituting compensation of the underwriters and any dealers) in a prospectus supplement. The securities may be offered to the public either through underwriting syndicates represented by managing underwriters or directly by one or more investment banking firms or others, as designated. If an underwriting syndicate is used, the managing underwriter(s) will be specified on the cover of the prospectus supplement. If underwriters are used in the sale, the offered securities will be acquired by the underwriters for their own accounts and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time. Unless otherwise set forth in the prospectus supplement, the obligations of the underwriters to purchase the offered securities will be subject to conditions precedent, and the underwriters will be obligated to purchase all of the offered securities, if any are purchased.

We may grant to the underwriters options to purchase additional securities to cover over-allotments, if any, at the public offering price, with additional underwriting commissions or discounts, as may be set forth in a related prospectus supplement. The terms of any over-allotment option will be set forth in the prospectus supplement for those securities.

If we use a dealer in the sale of the securities being offered pursuant to this prospectus or any prospectus supplement, we will sell the securities to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale. The names of the dealers and the terms of the transaction will be specified in a prospectus supplement.

We may sell the securities directly or through agents we designate from time to time. We will name any agent involved in the offering and sale of securities and we will describe any commissions we will pay the agent in the prospectus supplement. Unless the prospectus supplement states otherwise, any agent will act on a best-efforts basis for the period of its appointment.

We may authorize agents or underwriters to solicit offers by institutional investors to purchase securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. We will describe the conditions to these contracts and the commissions we must pay for solicitation of these contracts in the prospectus supplement.

In connection with the sale of the securities, underwriters, dealers or agents may receive compensation from us or from purchasers of the securities for whom they act as agents, in the form of discounts, concessions or commissions. Underwriters may sell the securities to or through dealers, and those dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters or commissions from the purchasers for whom they may act as agents. Underwriters, dealers and agents that participate in the distribution of the securities, and any institutional investors or others that purchase securities directly for the purpose of resale or distribution, may be deemed to be underwriters, and any discounts or commissions received by them from us and any profit on the resale of the common stock by them may be deemed to be underwriting discounts and commissions under the Securities Act.

We may provide agents, underwriters and other purchasers with indemnification against particular civil liabilities, including liabilities under the Securities Act, or contribution with respect to payments that the agents, underwriters or other purchasers may make with respect to such liabilities. Agents and underwriters may engage in transactions with, or perform services for, us in the ordinary course of business.

To facilitate the public offering of a series of securities, persons participating in the offering may engage in transactions that stabilize, maintain, or otherwise affect the market price of the securities. This may include over-allotments or short sales of the securities, which involves the sale by persons participating in the offering of more securities than have been sold to them by us. In addition, those persons may stabilize or maintain the price of the securities by bidding for or purchasing securities in the open market or by imposing penalty bids, whereby selling concessions allowed to underwriters or dealers participating in any such offering may be reclaimed if securities sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. Such transactions, if commenced, may be discontinued at any time. We make no representation or prediction as to the direction or magnitude of any effect that the transactions described above, if implemented, may have on the price of our securities.

Unless otherwise specified in the applicable prospectus supplement, any common stock sold pursuant to a prospectus supplement will be eligible for listing on The Nasdaq Capital Market, subject to official notice of issuance. Any underwriters to whom securities are sold by us for public offering and sale may make a market in the securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice.

In order to comply with the securities laws of some states, if applicable, the securities offered pursuant to this prospectus will be sold in those states only through registered or licensed brokers or dealers. In addition, in some states securities may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and complied with.

14

LEGAL MATTERS

The validity of the securities offered by this prospectus will be passed upon for us by Sichenzia Ross Ference Carmel LLP, New York, New York.

EXPERTS

The financial statements for the years ended December 31, 2023 and 2022 incorporated by reference in this registration statement have been audited by Marcum LLP, an independent registered public accounting firm, as stated in the report (the report on the financial statements contains an explanatory paragraph regarding the Company’s ability to continue as a going concern). Such financial statements are incorporated by reference in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the informational requirements of the Exchange Act, and in accordance therewith file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains an internet website at www.sec.gov that contains periodic and current reports, proxy and information statements and other information regarding registrants that are filed electronically with the SEC.

These documents are also available, free of charge, through the Investors section of our website, which is located at www.biosig.com.

We have filed with the SEC a registration statement under the Securities Act, relating to the offering of these securities. The registration statement, including the attached exhibits, contains additional relevant information about us and the securities. This prospectus does not contain all of the information set forth in the registration statement. You can obtain a copy of the registration statement for free at www.sec.gov. The registration statement and the documents referred to below under “Incorporation of Documents by Reference” are also available on our website, www.biosig.com.

We have not incorporated by reference into this prospectus the information on our website, and you should not consider it to be a part of this prospectus.

INCORPORATION OF DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” the information we have filed with it, which means that we can disclose important information to you by referring you to those documents. The information we incorporate by reference is an important part of this prospectus, and later information that we file with the SEC will automatically update and supersede this information. We specifically are incorporating by reference the following documents filed with the SEC and any future documents we file with the SEC pursuant to Sections l3(a), l3(c), 14 or l5(d) of the Exchange Act (excluding those portions of any Current Report on Form 8-K that are furnished and not deemed “filed” pursuant to the General Instructions of Form 8-K), in each case, between the date of the initial registration statement and the effectiveness of the registration statement and following the effectiveness of the registration statement until the offering of the securities under the registration statement is terminated:

●	our Annual Report on Form 10-K for the fiscal year ended December 31, 2023, filed with the SEC on April 16, 2024;

●	our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2024, June 30, 2024 and September 30, 2024 filed with the SEC on May 20, 2024, August 14, 2024 and November 14, 2024, respectively;

●	our Current Reports on Form 8-K filed with the SEC on January 8, 2024, January 12, 2024, January 31, 2024, February 1, 2024, February 2, 2024, February 21, 2024, February 28, 2024, March 11, 2024, March 12, 2024, March 18, 2024, May 2, 2024, May 3, 2024, May 7, 2024, May 7, 2024, May 7, 2024, May 21, 2024, May 28, 2024, May 30, 2024, June 10, 2024, June 11, 2024, June 26, 2024, July 24, 2024, September 13, 2024, October 22, 2024, October 29, 2024, November 13, 2024 and December 6, 2024; and

●	the description of the Company’s common stock and warrants contained in the Form 8-A filed with the SEC on September 17, 2018, as amended by Exhibit 4.1 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2023, including any amendments thereto or reports filed for the purposes of updating this description.

15

Any statement contained herein or in any document incorporated or deemed to be incorporated by reference shall be deemed to be modified or superseded for purposes of the registration statement of which this prospectus forms a part to the extent that a statement contained in any other subsequently filed document which also is or is deemed to be incorporated by reference modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed to constitute a part of the registration statement of which this prospectus forms a part, except as so modified or superseded.

You should rely only on the information incorporated by reference or provided in this prospectus. We have not authorized anyone else to provide you with different information. You should not assume that the information in this prospectus is accurate as of any date other than the date of this prospectus or the date of the documents incorporated by reference in this prospectus.

We will provide without charge to each person to whom a copy of this prospectus is delivered, upon written or oral request, a copy of any or all of the information that has been incorporated by reference in this prospectus but not delivered with this prospectus (other than an exhibit to these filings, unless we have specifically incorporated that exhibit by reference in this prospectus). Any such request should be addressed to us at:

BioSig Technologies, Inc.

Attn: Chief Executive Officer

12424 Wilshire Blvd Suite 745

Los Angeles, CA 90025

(203) 409-5444

You may also access the documents incorporated by reference in this prospectus through our website at www.biosig.com. Except for the specific incorporated documents listed above, no information available on or through our website shall be deemed to be incorporated in this prospectus or the registration statement of which it forms a part.

16

Streamex Corp.

11,666,667 Shares of Common Stock

PROSPECTUS SUPPLEMENT

Joint Book-Running Managers

Needham & Company	Siebert

January 22, 2026